                                                                    Exhibit 10.2











                                CREDIT AGREEMENT

                          dated as of December 17, 2001

                                      among

                            T-3 ENERGY SERVICES, INC.

                                  as Borrower,

                  WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION

                           as Issuing Bank, as a Bank

          and as Lead Arranger and Administrative Agent for the Banks,

                      GENERAL ELECTRIC CAPITAL CORPORATION

               as Co-Arranger and Syndication Agent for the Banks

                                       and

                                    the Banks

                                Table of Contents

                                                                                                                               Page
                                                                                                                               ----

ARTICLE I                      Definitions..................................................................................     1
           Section 1.1         Definitions..................................................................................     1
           Section 1.2         Other Definitional Provisions................................................................    22

ARTICLE II                     Advances, Term Loan Advances, and Letters of Credit..........................................    22
           Section 2.1         Commitments..................................................................................    22
           Section 2.2         The Notes....................................................................................    23
           Section 2.3         Repayment of Advances........................................................................    23
           Section 2.4         Interest.....................................................................................    24
           Section 2.5         Use of Proceeds..............................................................................    24
           Section 2.6         Revolving  Credit  Commitment Fee............................................................    24
           Section 2.7         Reduction or Termination of Revolving Credit Commitment......................................    24
           Section 2.8         Letters of Credit............................................................................    25
           Section 2.9         Payments and Reimbursement Under Letters of Credit...........................................    25
           Section 2.10        Optional Commitment Increase.................................................................    27

ARTICLE III                    Swing Line Advances..........................................................................    30
           Section 3.1         Swing Line Advances..........................................................................    30
           Section 3.2         Banks' Funding of Swing Line Advances as Advances............................................    31
           Section 3.3         The Swing Line Note..........................................................................    32

ARTICLE IV                     Borrowing Procedure: Payments; Facilities Fees; Matters Related to Letters of Credit;
                               Matters Related to Advances; Designation of Additional Guarantors............................    32
           Section 4.1         Borrowing Procedure..........................................................................    32
           Section 4.2         Method of Payment............................................................................    33
           Section 4.3         Voluntary Prepayment.........................................................................    33
           Section 4.4         Mandatory Prepayment.........................................................................    33
           Section 4.5         Pro Rata Treatment...........................................................................    35
           Section 4.6         Non-Receipt of Funds by the Agent............................................................    35
           Section 4.7         Withholding Tax Exemption....................................................................    35
           Section 4.8         Computation of Interest......................................................................    36
           Section 4.9         Conversions and Continuation.................................................................    36
           Section 4.10        Letter of Credit Procedure...................................................................    36
           Section 4.11        Amendments to Letters of Credit..............................................................    37
           Section 4.12        Letter of Credit Fees........................................................................    37
           Section 4.13        Participation by Banks.......................................................................    37
           Section 4.14        Obligations Absolute.........................................................................    38
           Section 4.15        Limitation of Liability......................................................................    38
           Section 4.16        Letter  of  Credit  Agreements...............................................................    38
           Section 4.17        Replacement of the Issuing Bank..............................................................    39
           Section 4.18        No Advances..................................................................................    39
           Section 4.19        Designation of Additional Guarantors; Revocation of Designation..............................    39

                               Table of Contents
                                  (continued)

                                                                                                                               Page
                                                                                                                               ----
ARTICLE V                      Yield Protection and Illegality..............................................................    40
           Section 5.1         Capital Adequacy.............................................................................    40
           Section 5.2         Additional Costs.............................................................................    40
           Section 5.3         Limitation on LIBOR Advances.................................................................    41
           Section 5.4         Illegality...................................................................................    42
           Section 5.5         Treatment of Certain LIBOR  Advances.........................................................    42
           Section 5.6         Compensation.................................................................................    43

ARTICLE VI                     Security.....................................................................................    43
           Section 6.1         Collateral...................................................................................    43
           Section 6.2         Setoff.......................................................................................    44

ARTICLE VII                    Conditions Precedent.........................................................................    45
           Section 7.1         Conditions to Initial Advance................................................................    45
           Section 7.2         All Advances.................................................................................    48

ARTICLE VIII                   Representations and Warranties...............................................................    49
           Section 8.1         Corporate Existence..........................................................................    49
           Section 8.2         Projections; Financial Statements............................................................    49
           Section 8.3         Corporate Action: No Breach..................................................................    50
           Section 8.4         Operation of Business........................................................................    50
           Section 8.5         Litigation and Judgments.....................................................................    50
           Section 8.6         Rights in Properties: Liens..................................................................    50
           Section 8.7         Enforceability...............................................................................    50
           Section 8.8         Approvals....................................................................................    51
           Section 8.9         Debt.........................................................................................    51
           Section 8.10        Taxes........................................................................................    51
           Section 8.11        Use of Proceeds: Margin Securities...........................................................    51
           Section 8.12        ERISA........................................................................................    51
           Section 8.13        Disclosure...................................................................................    51
           Section 8.14        Subsidiaries.................................................................................    52
           Section 8.15        Agreements...................................................................................    52
           Section 8.16        Compliance with Laws.........................................................................    52
           Section 8.17        Investment Company Act.......................................................................    52
           Section 8.18        Public Utility Holding Company Act...........................................................    52
           Section 8.19        Environmental Matters........................................................................    52

ARTICLE IX                     Affirmative Covenants........................................................................    54
           Section 9.1         Reporting Requirements.......................................................................    54
           Section 9.2         Maintenance of Existence: Conduct of Business................................................    57
           Section 9.3         Maintenance of Properties....................................................................    57
           Section 9.4         Taxes and Claims.............................................................................    57
           Section 9.5         Insurance....................................................................................    57
           Section 9.6         Inspection Rights............................................................................    57

                               Table of Contents
                                  (continued)

                                                                                                                               Page
                                                                                                                               ----
           Section 9.7         Keeping Books and Records....................................................................    58
           Section 9.8         Compliance with Laws.........................................................................    58
           Section 9.9         Compliance with Agreements...................................................................    58
           Section 9.10        Further Assurances...........................................................................    58
           Section 9.11        ERISA........................................................................................    58
           Section 9.12        Additional Material Subsidiaries as Guarantors: Execution of Additional Security
                               Agreements-Guarantors........................................................................    58
           Section 9.13        Continuity of Operations.....................................................................    59
           Section 9.14        Intercompany Note............................................................................    59
           Section 9.15        Additional Appraisals........................................................................    59
           Section 9.16        Hedging Agreement............................................................................    59

ARTICLE X                      Negative Covenants...........................................................................    59
           Section 10.1        Debt.........................................................................................    60
           Section 10.2        Limitation on Liens..........................................................................    61
           Section 10.3        Mergers, Dissolutions, Etc...................................................................    62
           Section 10.4        Loans and Investments........................................................................    63
           Section 10.5        Transactions With Affiliates.................................................................    63
           Section 10.6        Disposition of Assets........................................................................    64
           Section 10.7        Sale and Leaseback...........................................................................    64
           Section 10.8        Nature of Business...........................................................................    64
           Section 10.9        Environmental Protection.....................................................................    64
           Section 10.10       Accounting...................................................................................    64
           Section 10.11       Changes to Subordinated Debt.................................................................    65

ARTICLE XI                     Financial Covenants..........................................................................    65
           Section 11.1        Consolidated Tangible Net Worth..............................................................    65
           Section 11.2        Fixed Charge Coverage Ratio..................................................................    65
           Section 11.3        Funded Debt to EBITDA Ratio..................................................................    66
           Section 11.4        Capital Expenditures.........................................................................    66

ARTICLE XII                    Default......................................................................................    66
           Section 12.1        Events of Default............................................................................    66
           Section 12.2        Remedies Upon Default........................................................................    68
           Section 12.3        Letter of Credit.............................................................................    68
           Section 12.4        Performance by the Agent.....................................................................    68

ARTICLE XIII                   The Agent....................................................................................    69
           Section 13.1        Appointment, Powers and Immunities...........................................................    69
           Section 13.2        Rights of Agent as a Bank....................................................................    70
           Section 13.3        Sharing of Payments, Etc.....................................................................    71
           Section 13.4        Indemnification..............................................................................    71
           Section 13.5        Independent Credit Decisions.................................................................    72
           Section 13.6        Several Commitments..........................................................................    72

                               Table of Contents
                                  (continued)

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                                                                                                                                ----
           Section 13.7        Successor Agent..............................................................................    72

ARTICLE XIV                    Miscellaneous................................................................................    73
           Section 14.1        Expenses.....................................................................................    73
           Section 14.2        Indemnification..............................................................................    73
           Section 14.3        Limitation of Liability......................................................................    74
           Section 14.4        No Duty......................................................................................    74
           Section 14.5        Bank Not Fiduciary...........................................................................    74
           Section 14.6        No Waiver; Cumulative Remedies...............................................................    74
           Section 14.7        Successors and Assigns.......................................................................    75
           Section 14.8        Survival.....................................................................................    78
           Section 14.9        ENTIRE AGREEMENT; AMENDMENTS.................................................................    78
           Section 14.10       Maximum Interest Rate........................................................................    79
           Section 14.11       Notices......................................................................................    80
           Section 14.12       GOVERNING LAW; VENUE; SERVICE OF PROCESS.....................................................    80
           Section 14.13       Counterparts.................................................................................    81
           Section 14.14       Severability.................................................................................    81
           Section 14.15       Headings.....................................................................................    81
           Section 14.16       Non-Application of Chapter 346 of Texas Finance Code.........................................    81
           Section 14.17       Construction.................................................................................    81
           Section 14.18       Independence of Covenants....................................................................    81
           Section 14.19       Waiver of Trial By Jury......................................................................    81

ARTICLE XV                     Arbitration..................................................................................    81
           Section 15.1        Arbitration..................................................................................    82
           Section 15.2        Governing Rules..............................................................................    82
           Section 15.3        No Waiver; Provisional Remedies, Self-Help and Foreclosure...................................    82
           Section 15.4        Arbitrator Qualifications and Powers; Awards.................................................    82
           Section 15.5        Judicial Review..............................................................................    83
           Section 15.6        Miscellaneous................................................................................    83

                                       iv

Schedules

7.1                Existing Debt to be Repaid
8.5                Litigation
8.10               Tax Matters
8.14               Subsidiaries
8.19               Environmental Matters
10.1               Existing Permitted Debt
10.2               Existing Permitted Liens
10.5               Transactions with Affiliates


Exhibits

A-1                Revolving Credit Note
A-2                Swing Line Note
A-3                Term Loan Note
B                  Advance Request Form
C                  Compliance Certificate
D                  Guaranty Agreement -- Domestic
E                  Pledge and Security Agreement
F                  Borrowing Base Report
G                  Assignment and Acceptance

                                CREDIT AGREEMENT

           THIS CREDIT AGREEMENT, dated as of December 17, 2001 (this "Agreement"), is among T-3 ENERGY SERVICES, INC., a Delaware corporation (the "Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), and WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, a national banking association, as agent for itself, each Issuing Bank and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS:

           The Borrower has requested the Banks to extend credit in the form of
(a) a revolving credit facility not to exceed $41,500,000 outstanding at any time (subject to increase and reduction as herein set forth) under which the Borrower may request (i) advances and (ii) letters of credit (subject to a $2,500,000 sublimit), and (b) a single advance term loan in the original principal amount of $16,500,000. The Banks are willing to extend such credit and make such term loan to the Borrower upon the terms and conditions hereinafter set forth.

           NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

           Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

           "AAA" has the meaning given to such term in Section 15.2 of this Agreement.

           "Account Debtor" means any Person who is or who may become obligated to the Borrower or its Subsidiaries under, with respect to, or on account of an Account.

           "Accounts" means all rights to payment for goods sold or leased or services rendered by the Borrower or its Subsidiaries, whether or not earned by performance, together with all security interests or other security held by or granted to the Borrower or its Subsidiaries to secure such rights to payment.

           "Additional Bank" is defined in section 2.10.

           "Additional Costs" has the meaning given to such term in Section 5.2.

           "Adjusted LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the

Agent to be equal to (a) LIBOR for the applicable Interest Period divided by (b) the difference of 1 minus the Reserve Requirement for such LIBOR Advance for such Interest Period.

           "Advance" means (a) a Revolving Credit Advance, (b) a Term Loan Advance, (c) a Swing Line Advance, and (d) a payment under a Letter of Credit.

           "Advance Request Form" means a certificate, in substantially the form attached hereto as Exhibit "B", properly completed and signed by an Authorized Representative requesting an Advance.

           "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of such Person; or (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall any of the Agent, the Issuing Bank and the Banks be deemed an Affiliate of the Borrower or any of its Subsidiaries.

           "Agent" has the meaning given to such term in the first paragraph of this Agreement.

           "Applicable Lending Office" means for each Bank and each Type of Advance, the Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Advance below its name on the signature pages hereof or such other office of the Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower as the office by which its Advances of such Type are to be made and maintained.

           "Applicable Margin" means, on any date of determination of the interest rate for any Base Rate Advance or LIBOR Advance or of the commitment fee described in Section 2.6 hereof, the applicable percentage set forth in the table below for such Advance or fee, as appropriate, which corresponds to the Borrower's Funded Debt to EBITDA Ratio:

                              APPLICABLE
     FUNDED DEBT              MARGIN FOR         APPLICABLE
         TO                   BASE RATE          MARGIN FOR
       EBITDA             ADVANCES AND SWING       LIBOR              APPLICABLE MARGIN
        RATIO               LINE ADVANCES         ADVANCES            FOR COMMITMENT FEE
=======================================================================================
Greater than or               2.00%                3.00%                    0.625%
equal to 2.50 to 1.00

Greater than or               1.75%                2.75%                    0.500%
equal to 2.00 to
1.00, but less than
2.50 to 1.00

Greater than or               1.50%                2.50%                    0.375%
equal to 1.00 to
1.00, but less than
2.00 to 1.00

Less than 1.00 to             1.25%                2.25%                    0.250%
1.00


           From the date hereof until the Agent receives the Borrower's financial statements for the quarter ending March 31, 2002, the Applicable Margin shall be deemed to be (a) 2.75% for LIBOR Advances, (b) 1.75% for Base Rate Advances, and (c) 0.50% for the commitment fee described in Section 2.6 hereof. Any change in the Funded Debt to EBITDA Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by the Agent of the most recently delivered Compliance Certificate. If the Borrower fails to deliver the Compliance Certificate and financial statements within the times specified in this Agreement, such ratio shall be deemed to be greater than 2.50 to 1.00 until the Borrower delivers such Compliance Certificate and financial statements.

           "Applicable Rate" means the sum of the Base Rate or Adjusted LIBOR Rate, as the case may be, plus the Applicable Margin from time to time in effect.

           "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Borrower or any of its Subsidiaries, directly or indirectly, in one or a series of related transactions, to any Person other than the Borrower or any of its Subsidiaries of (a) any Capital Stock of any of Borrower's Subsidiaries, (b) all or substantially all of the properties and assets of the Borrower and its Subsidiaries representing a division or line of business or (c) any other properties or assets of the Borrower or any of its Subsidiaries, other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets between or among the Borrower and the Guarantors pursuant to transactions that do not violate any provision of this Agreement.

           "Assignee" has the meaning given to such term in Section 14.7 (b).

           "Assignment and Acceptance" means an Assignment and Acceptance, in substantially the form attached hereto as Exhibit "G" with appropriate completions.

           "Authorized Representative" means any officer or employee of the Borrower who has been designated in writing by the Borrower to the Agent to be an Authorized Representative.

           "Bank" has the meaning given to such term in the first paragraph of this Agreement.

           "Base Rate" means, for any day, a per annum interest rate equal to the higher of (a) the sum of 0.50% plus the Federal Funds Rate on such day or
(b) the Prime Rate on such day. The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as applicable, to account for such change.

           "Base Rate Advances" means Advances that bear interest at rates based upon the Base Rate.

           "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

           "Borrower" has the meaning given to such term in the first paragraph of this Agreement.

           "Borrowing Base" means, at any time, an amount equal to the sum of
(a) eighty-five percent (85%) of Eligible Accounts, plus (b) fifty percent (50%) of Eligible Inventory, provided that the amount determined under this clause (b) may never exceed an amount equal to thirty-five percent (35%) of the total Borrowing Base, minus (c) the Environmental Reserve.

           "Borrowing Base Report" means a report, in substantially the form of Exhibit "F" hereto, certified by the chief financial officer of the Borrower.

           "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Houston, Texas or New York, New York, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with LIBOR Advances, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

           "Calculation Period" means, as of the last day of any Fiscal Quarter,
(a) beginning with the Fiscal Quarter ending March 31, 2002, and continuing through and including the Fiscal Quarter ending September 30, 2002, the period beginning on January 1, 2002 and ending on such last day of such Fiscal Quarter, and (b) at all times after September 30, 2002, the period of four Fiscal Quarters ended as of such date or, if a calculation is performed on a date other than the last day of any Fiscal Quarter, the period of twelve months ending on such date.

           "Capital Expenditures" means, for any Person, all expenditures for assets which, in accordance with GAAP, are properly classified as equipment, real property, improvements, fixed assets or a similar type of capitalized asset and which would be required to be capitalized and shown on the balance sheet of such Person.

           "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

           "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity interest (however designated).

           "Cash Equivalent Investment" means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, corporate demand notes or other debt securities having a maturity or tender right less than one year from the date of issuance thereof, in each case (unless issued by a Bank or its holding company) rated in one of the two highest rating categories by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c) which
(i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Bank for the purpose of investing in investment grade loans to any corporation (other than the Borrower or an Affiliate of the Borrower) , state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

           "Cash Reserves" means for any Person amounts held by such Person in cash or Cash Equivalent Investments.

           "Cash Taxes" means, for any Person, the sum of all cash income taxes paid or required to be paid during the period in question, as determined in accordance with GAAP applied consistently.

           "Change of Control" means the occurrence of any transaction or event by which any Person, or two or more Persons acting in concert, acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of 50% or more of the outstanding shares of the Borrower's voting stock.

           "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

           "Collateral" has the meaning given to such term in Section 6.1.

           "Commitment Increase" is defined in Section 2.10.

           "Compliance Certificate" means a certificate, in substantially the form of Exhibit "C" attached hereto, properly completed and signed by the Borrower in connection with Section 9.1(c).

           "Consolidated Net Income" means, for any period, the consolidated net income (or loss) determined in conformity with GAAP of the Borrower and its Subsidiaries.

           "Consolidated Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as Stockholders' Equity on a consolidated balance sheet of the Borrower and its Subsidiaries; provided, however, there shall be excluded therefrom intangible assets, including: (a) any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, and (c) loans (to the extent that such are not fully secured) to any stockholder, director, officer, or employee of the Borrower or any Affiliate of the Borrower.

           "Contingent Liabilities" means, as applied to any Person, those direct or indirect liabilities of that Person which, in conformity with GAAP, would be included as liabilities of that Person on a consolidated balance sheet of the Borrower and its Subsidiaries, with respect to any Debt, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor") including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Contingent Liabilities shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liabilities are made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

           "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to Section 4.9 of a LIBOR Advance as a LIBOR Advance from one Interest Period to the next Interest Period.

           "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to Section 4.9 or Article V of one Type of Advance into another Type of Advance.

           "Credit Request" has the meaning in Section 4.10 hereof.

           "Current Maturities" means as to any Person, at any date, the current maturities of Funded Debt determined in accordance with GAAP.

           "Debt" means as to any Person at any time (without duplication as to such Person and as to such Person's Subsidiaries): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or which are being contested in good faith and for which adequate reserves have been established, (d) all Capital Lease Obligations of such Person, (e) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (f) all reimbursement obligations of such Person (whether contingent or otherwise and whether or not a request for funding has been made) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (g) all liabilities of such Person in respect of unfunded vested benefits under any Plan, (h) all Contingent Liabilities and (i) all obligations under Hedging Agreements.

           "Default" means the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

           "Default Rate" means the lesser of (a) the Applicable Rate plus 2.00% and (b) the Maximum Rate.

           "Dollars" and "$" mean lawful money of the United States of America.

           "Domestic Guarantors" means (a) all the Material Subsidiaries which are Domestic Subsidiaries, and (b) all other Domestic Subsidiaries which have been designated by the Borrower to be Domestic Guarantors pursuant to Section 4.19(a), and "Domestic Guarantor" means any one of the Domestic Guarantors.

           "Domestic Subsidiary" means any Subsidiary of the Borrower which is organized and existing under the laws of the United States of America or any state thereof.

           "EBITDA" means as to any Person, for any period, the sum of Consolidated Net Income for such period plus Interest Expense, Tax Expense, Non-Cash Charges, and the amount of any write-downs of goodwill, all to the extent deducted when determining Consolidated Net Income in such period, plus historical EBITDA of acquired entities for periods included in the applicable Calculation Period in which such acquired entities were not Subsidiaries of the Borrower, so long as the financial statements of such acquired entities are in form and detail satisfactory to the Agent, minus historical EBITDA of sold entities for periods included in the applicable Calculation Period in which such sold entities were Subsidiaries of the Borrower.

           "EDGAR" means the Electronic Data Gathering, Analysis and Retrieval program operated by the SEC pursuant to Regulation ST of the General Rules and Regulations of the SEC under the Securities Act of 1933, and shall include any successor program.

           "Effective Date" means the date on which all the conditions precedent set forth in Section 7.1 have been satisfied or waived in writing by the Agent and the Banks.

           "Eligible Account" means an Account owing by an Account Debtor to the Borrower or the Guarantors which is not deemed by the Agent to be ineligible, in its sole discretion, is subject to a first priority security interest in favor of the Agent, and which meets the following requirements at the time it comes into existence and continues to meet the same until it is collected in full:

           (i) it is evidenced by an invoice rendered to the Account Debtor thereunder which invoice is in form reasonably acceptable to the Agent, and such Account is due and payable no later than ninety (90) days after the date of the invoice and is not more than sixty (60) days past due;

           (ii) (A) with respect to Major Customers, not more than twenty-five percent (25%) of the balance of all Accounts owing from the Account Debtor obligated on such Account is due and payable later than one hundred twenty (120) days after the invoice date or is more than ninety (90) days past due, and (B) with respect to all other Account Debtors, not more than twenty five percent (25%) of the balance of all Accounts owing from the Account Debtor obligated on such Account fails to comply with clause (i) above (at all times when this condition is not met, all Accounts upon which such Account Debtor is obligated shall be ineligible Accounts);

           (iii) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower or applicable Guarantor assigns its right to payment of such Account to the Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

           (iv) it is not an Account with respect to which the Account Debtor is any state, municipality or any department, agency or instrumentality thereof, unless such Person assigns its rights to payment of such Account to Agent pursuant to, and in full compliance with all applicable laws, rules and regulations relating thereto;

           (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by the Account Debtor thereunder, or to any claim by such Account Debtor denying liability thereunder in whole or in part, provided that only the amount of such claim, setoff, counterclaim, credit, allowance or adjustment shall be deemed to be ineligible hereunder, and such Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

           (vi) the Account Debtor obligated on such Account is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind, and, to the knowledge of such Person, there are no actions or proceedings which are then threatened in writing or pending against the Account Debtor which might result in any material adverse change in its financial condition or in its ability to pay any Account in full;

           (vii) it does not arise out of a contract or order which, by its terms, forbids or effectively makes void or unenforceable the assignment by such Person to the Agent of the Account arising with respect thereto;

           (viii) the Account Debtor is not a director, officer, employee, Subsidiary or Affiliate of the Borrower or any Subsidiary of the Borrower or the applicable Guarantor;

           (ix) the Account Debtor is a resident or citizen of and is located within the United States of America or Canada, unless such Account Debtor has furnished the Borrower or the applicable Guarantor with an irrevocable letter of credit which has been issued or confirmed by a financial institution acceptable to the Agent, is in form and substance acceptable to the Agent, has been pledged to the Agent for the benefit of the Banks, and is payable in United States Dollars in an amount not less than the face value of the Account or there is FCIA (Foreign Credit Insurance Association) insurance or other insurance acceptable to the Agent in effect covering not less than ninety percent (90%) of the face value of such account with the Agent named as loss payee, provided that, Accounts not exceeding $100,000 in the aggregate that do not satisfy this condition may nonetheless be included in Eligible Accounts to the extent such Accounts otherwise satisfy the conditions for inclusion;

           (x) it is created in the ordinary course of the Borrower's or applicable Guarantor's business and arises from: (a) the bona fide performance of services such Person and such services have been fully performed; or (b) the bona fide sale or lease of goods by such Person, and such goods have been completed in accordance with Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, and such Person has possession of, or has delivered to the Agent at the Agent's request, shipping and delivery receipts evidencing such shipment, and, in the case of clauses (a) and (b) of this clause (x), no part of such Account which represents interest or incidental service charges shall be considered an Eligible Account;

           (xi) it is not evidenced by chattel paper or an instrument of any kind;

           (xii) it is not an Account which, when added to the relevant Account Debtor's other Accounts to the Borrower and its Subsidiaries, results in all Accounts in the aggregate from such Account Debtor exceeding (A) with respect to Major Customers, twenty-five percent (25%) of all Accounts due to the Borrower and its Subsidiaries, and (B) with respect to all other Account Debtors, twenty (20%) of all Accounts due to the Borrower and its Subsidiaries; and

           (xiii) it is not a progress billings or retention receivable, and it is not an unapplied credit balance aged over 90 days.

           The amount of the Eligible Accounts owed by an Account Debtor to the Borrower and its Subsidiaries shall be reduced by the amount of all "contra accounts" and other obligations owed by any Borrower or any of its Subsidiaries to such Account Debtor. An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

           "Eligible Assignee" means any commercial bank, savings and loan association; savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) acceptable to the Agent, and having combined capital and surplus of at least $500,000,000.

           "Eligible Inventory" means raw materials, refurbished goods and finished goods Inventory of the Borrower or the Guarantors (exclusive of work in progress), less forty percent (40%) of used inventory, which is not deemed to be ineligible by Agent, in its sole discretion, valued at the lower of cost or market and valued in accordance with GAAP, which at all times meets the following requirements:

           (i)       such Inventory is located in the United States of America;

           (ii) it is owned by such Person, such Person has the right to subject it to a security interest in favor of the Agent for the ratable benefit of the Banks, it is subject to a first priority security interest in favor of the Agent, and to no other claims, liens, security interests or encumbrances whatsoever, subject to Section 10.2, and it is located at a location identified to the Agent in the Loan Documents as a location where such Person will keep Inventory;

           (iii) it is not obsolete or slow-moving, it is in good condition, it is fully insured, it meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, it is currently usable or saleable in the ordinary course of such Person's business and is not unacceptable to the Agent due to age, type, category and/or quantity;

           (iv) it is not stored or placed with a bailee, consignee, warehouseman, supplier, lessor (i.e., at a location not owned by such Person) or similar party, except for (x) inventory located at public warehouses with respect to which such Person has provided the Agent with bailee letters in form and content acceptable to the Agent, and (y) inventory located at leased locations with respect to which such Person has provided the Agent with landlord's waiver letters in form and content acceptable to the Agent;

           (v) it is not delivered to such Person on consignment and has not been consigned to a customer of such Person; and

           (vi) it is not comprised of goods configured to a particular customer's specifications, packaging and/or shipping materials, advertising materials, supplies, including goods not held for sale or use in the ordinary course of business, proprietary goods, including sub-assemblies or components which have been manufactured or assembled to customers' specifications, or samples and proto-types.

Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

           "Energy Capital Subordinated Debt" means Debt of the Borrower owed to Wells Fargo Energy Capital, Inc., evidenced by that certain Promissory Note dated as of December 17, 2001, made by the Borrower in the original principal amount of $12,000,000, containing terms and provisions satisfactory to the Banks and the Borrower.

           "Environmental Law" means any and all foreign, federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et. seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., as such laws, regulations, and requirements may be amended or supplemented from time to time.

           "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

           "Environmental Reserve" means an amount not less than $500,000, determined by Camp Dresser & McKee to be a fair and reasonable estimation, as of the Effective Date, of the costs of environmental clean up remaining with respect to properties owned or operated by Borrower and its Subsidiaries, which reserve amount shall be reduced by payments made in connection with such clean up.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

           "ERISA Affiliate" means any corporation or trade or business which is or has been a member of the same controlled group of corporations (within the meaning of Section 414 (b) of the Code) as the Borrower or is or has been under common control (within the meaning of Section 414 (c) of the Code) with the Borrower.

           "Event of Default" has the meaning specified in Section 12.1.

           "Excess Cash Flow" means, for the Borrower and its Subsidiaries on a consolidated basis for any Fiscal Year, an amount equal to (a) EBITDA for such period, minus (b) the sum of (without duplication) (i) scheduled payments made on Debt during such period, plus (ii) Interest Expense for such period, plus
(iii) Tax Expense for such period, plus (iv) actual non-financed Capital Expenditures for such period, plus (iv) mandatory prepayments paid in cash.

           "Federal Funds Rate" means, for any day, the rate per annum, (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

           "Fee Letter" means that certain letter agreement dated as of November 13, 2001, executed by and among the Borrower, First Reserve and the Agent, setting forth certain fees to be paid by the Borrower to the Agent in connection with this Agreement.

           "First Reserve" means First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership.

           "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

           "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries, which period is the 12 month period ending on December 31 of each year.

           "Fixed Charge Coverage Ratio" means as to any Person, at any date (a) EBITDA for the Calculation Period, divided by (b) the sum of (i) Current Maturities as of such date (except, with respect to periods ending after December 17, 2003, 88.89% of the final scheduled installment of the Term Loan Advances), plus (ii) cash Interest Expense for the Calculation Period, plus
(iii) Cash Taxes for the Calculation Period, plus (iv) actual cash Maintenance Capital Expenditures for the Calculation Period; provided that, for purposes of determining the Fixed Charge Coverage Ratio for the Fiscal Quarters ending on or prior to September 30, 2002, EBITDA, cash Interest Expense, Cash Taxes, and actual cash Maintenance Capital Expenditures for the Calculation Period shall be multiplied by a fraction, the numerator of which shall be 4 and the denominator of which shall be the number of Fiscal Quarters having occurred during the period beginning January 1, 2002 and ending on the date of determination.

           "Foreign Guarantors" means (a) all of the Material Subsidiaries which are Foreign Subsidiaries and which have executed a Guaranty Agreement, provided that, no Foreign Subsidiary shall become a Foreign Guarantor under this clause
(a) if delivery of a Guaranty Agreement - Foreign by such Foreign Subsidiary would result in material increased tax or similar liabilities for the Borrower and its Subsidiaries on a consolidated basis, and (b) all other Foreign Subsidiaries which have been designated by the Borrower to be Foreign Guarantors pursuant to Section 4.19(b) (and such designation has not been revoked pursuant to Section 4.19(c)) and which have executed a Guaranty Agreement, and "Foreign Guarantor" means any one of the Foreign Guarantors.

           "Foreign Subsidiary" means any Subsidiary of the Borrower which is organized and existing under the laws of a jurisdiction other than the United States of America or any state thereof.

           "Funded Debt" means, at any time, the aggregate obligations of the Borrower and its Subsidiaries (determined on a consolidated basis) for Debt for borrowed money (including Capital Lease Obligations).

           "Funded Debt to EBITDA Ratio" means, at any time, (a) Funded Debt as of the last day of the Calculation Period divided by (b) EBITDA for the Calculation Period, provided that, for purposes of determining the Funded Debt to EBITDA Ratio for the Fiscal Quarters ending on or prior to September 30, 2002, EBITDA for the Calculation Period shall be multiplied by a fraction, the numerator of which shall be 4 and the denominator of which shall be the number of Fiscal Quarters having occurred during the period beginning January 1, 2002 and ending on the date of determination.

           "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

           "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

           "Guarantors" means the Domestic Guarantors and the Foreign
Guarantors.

           "Guaranty Agreement" means a Guaranty Agreement-Domestic or a Guaranty Agreement-Foreign, and "Guaranty Agreements" means the Guaranty Agreements-Domestic and the Guaranty Agreements-Foreign.

           "Guaranty Agreement-Domestic" means a General Continuing Guaranty executed by a Domestic Guarantor in favor of the Agent, in substantially the form attached hereto as Exhibit

"D" with appropriate completions, as the same may be amended, supplemented, or modified from time to time, and "Guaranty Agreements-Domestic" means more than one Guaranty Agreement-Domestic.

           "Guaranty Agreement-Foreign" means a guarantee agreement in form and substance satisfactory to the Agent executed by a Foreign Guarantor in favor of the Agent, as the same may be amended, supplemented, or modified from time to time, and "Guaranty Agreements-Foreign" means more than one Guaranty Agreement-Foreign.

           "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinatedbiphenyls.

           "Hedging Agreements" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreement or any option with respect to any such transaction.

           "IHI" means Industrial Holdings, Inc., a Texas corporation.

           "IHI Merger" means the merger of T-3 Energy Services, Inc., a Delaware corporation, into IHI, the subsequent merger of IHI into a wholly owned subsidiary of IHI, and the subsequent name change of such subsidiary to T-3 Energy Services, Inc., which is the Borrower hereunder, all pursuant to the Merger Agreements.

           "Increase Amount" is defined in Section 2.10.

           "Increase Request" is defined in Section 2 1.0.

           "Increasing Bank" is defined in Section 2.10.

           "Institutional Debt" means unsecured Debt for borrowed money which may be raised by the Borrower or any of its Subsidiaries in the private placement or public debt markets pursuant to terms satisfactory to the Required Banks, but which shall exclude Subordinated Debt.

           "Intercompany Note" means that certain T-3 Energy Services, Inc. Omnibus Intercompany Revolving Credit Note dated as of the date of this Agreement, made by Borrower and each Subsidiary to which Borrower or any Subsidiary has made loans or other advances, payable to the order of Borrower and each Subsidiary from which Borrower or any Subsidiary has obtained loans or other advances, in the stated principal amount of the Revolving Credit Commitments.

           "Intercreditor Agreement" means an intercreditor agreement among the Borrower, the Agent, the Banks and Wells Fargo Energy Capital, Inc., as agent and sole initial lender, in form and substance satisfactory to the Agent, the Banks and the Borrower, setting forth the relative rights of the Agent and Banks hereunder and Wells Fargo Energy Capital, Inc., as sole initial provider of the Energy Capital Subordinated Debt.

           "Interest Expense" means the sum of all interest expense (whether cash or non-cash) paid or required by its terms to be paid during the period in question, as determined in accordance with GAAP applied consistently, with respect to the Funded Debt of a Person or any portion thereof.

           "Interest Period" means, with respect to LIBOR Advances, each period commencing on the date such Advances are made or Converted from Advances of another Type or, in the case of each subsequent, successive Interest Period applicable to a LIBOR Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on that day which is one, two, three, or six months thereafter, as the Borrower may select as provided in
Section 4.1 or 4.9 hereof. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period which would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; (c) no more than eight Interest Periods for each LIBOR Advance shall be in effect at the same time; and (d) no Interest Period for any LIBOR Advances shall have a duration of less than one month and, if the Interest Period for any LIBOR Advance would otherwise be a shorter period, such Advance shall be a Base Rate Advance.

           "Inventory" shall mean any and all goods, merchandise, and other personal property now owned or hereafter acquired by the Borrower or its Subsidiaries that are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies, or materials used or consumed in the Borrower's or its Subsidiaries' business, and all products thereof, and all substitutions, replacements, additions, or accessions therefor and thereto.

           "Issuing Bank" means the Agent (or any of its Affiliates) and any other Bank (or any of its Affiliates) appointed by the Borrower and approved by the Agent that agrees to issue Letters of Credit hereunder.

           "Letter of Credit" means a Letter of Credit issued pursuant to
Article II of this Agreement and "Letters of Credit" means more than one Letter of Credit.

           "Letter of Credit Agreements" means the application and letter of credit agreements and other documents, if any, then required by the Issuing Bank now or hereafter executed by the Borrower, such agreements to be on the Issuing Bank's standard form (with such changes thereto as the Borrower and the Issuing Bank may agree from time to time) and completed in form and substance satisfactory to the Issuing Bank.

           "Letter of Credit Liabilities" means, at any time, the aggregate undrawn face amounts of all outstanding Letters of Credit.

           "LIBOR Advances" means Advances the interest rates on which are determined on the basis of the rates referred to in the definition of "Adjusted LIBOR Rate".

           "LIBOR" means, with respect to each Interest Period:

                     (a) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on page 3750 of the Telerate screen (or any successor thereto) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                     (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                     (c) if the rates referenced in the preceding subsections
           (a) and (b) are not available, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered to the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of the Interest Period for such Advance by leading banks in the London interbank market for Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Advance to be made by the Banks for such Interest Period.

           "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

           "Loan Documents" means (a) this Agreement, the Intercreditor Agreement and all promissory notes, security agreements, deeds of trust, assignments, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement (but excluding the Merger Agreements), as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time,
(b) any interest rate Hedging Agreements between the Borrower and any Bank or its Affiliate, and (c) the Fee Letter.

           "Maintenance Capital Expenditures" means all Capital Expenditures other than those made for the original purchase of equipment, real property, improvements, fixed assets or similar type of capitalized asset.

           "Major Customers" means those customers of Borrower or the Guarantors that are publicly traded companies with an issued debt rating of at least BBB-by Standard & Poor's

Ratings Group or Baa3 by Moody's Investors Service, Inc., and such other customers that may from time to time be designated by the Borrower and approved by the Agent in its sole discretion.

           "Material Adverse Effect" means (a) a material adverse effect on (i) the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their respective obligations under this Agreement or any of the other Loan Documents, or (iii) the validity or enforceability of this Agreement or any of the other Loan Documents, or the rights or remedies of the Agent, the Banks or the Issuing Bank hereunder or thereunder or (b) civil or criminal liability for the Agent or the Banks under Environmental Laws.

           "Material Subsidiary" means any Subsidiary which constitutes a "significant subsidiary" under Regulation SX of the Securities Exchange Act of 1934, as amended.

           "Maximum Rate" means, with respect to any Bank and the holder of the Swing Line Note or any Revolving Credit Note, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the indebtedness created under this Agreement, the Revolving Credit Notes, the Swing Line Note or any other Loan Document under the laws which are presently in effect in the United States and the State of Texas applicable to the Banks, such holders and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent that Chapter 303 of the Texas Finance Code (the "Finance Code"), is relevant to any Bank or any holder of the Swing Line Note or any Revolving Credit Note for the purposes of determining the Maximum Rate, each such Person shall determine such applicable legal rate under the Finance Code pursuant to the "weekly ceiling," from time to time in effect, as referred to and defined in Chapter 303 of the Finance Code; subject, however, to the limitations on such applicable ceiling referred to and defined in Chapter 303 of the Finance Code, and further subject to any right such Person may have subsequently, under applicable law, to change the method of determining the Maximum Rate. If no Maximum Rate is established by applicable law, then the Maximum Rate shall be equal to 18%, per annum.

           "Merger Agreements" means the Agreement and Plan of Merger, as amended, dated as of May 7, 2001 among Borrower, IHI and First Reserve, as amended through the date hereof, and any agreements, documents or instruments executed or delivered in connection therewith and any renewals, extensions, amendments, restatements or other modifications of any of the above.

           "Mortgages" means mortgages or deeds of trust, as appropriate, executed by Borrower or the applicable Subsidiary, as the case may be, in form and substance satisfactory to Agent, granting a first priority lien to Agent for the ratable benefit of Banks on all real property owned by Borrower and each Subsidiary domiciled in the United States.

           "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any predecessor thereto or any ERISA Affiliate and which is covered by Title IV of ERISA.

           "Net Cash Proceeds" means, with respect to (a) any Asset Sale, (b) any other transfer or disposition of any asset to a third party, (c) issuance of any Institutional Debt or Subordinated Debt, or (d) issuance of any Capital Stock, the aggregate amount of cash and Cash Equivalent Investments received by such Person in connection with such transaction minus reasonable fees, costs and expenses and related taxes paid or payable as a result of such transaction.

           "Non-Cash Charges" means as to any Person, for any period, depreciation, amortization and other non-cash charges, determined in accordance with GAAP.

           "Obligated Party" means each Guarantor or any other Person who is or becomes party to any agreement pursuant to which such Person guarantees or secures payment and performance of the Obligations or any part thereof.

           "Obligations" means all obligations, indebtedness and liabilities of the Borrower and its Subsidiaries to the Agent, the Issuing Banks, the Banks, any of their respective Affiliates, or any or some of them, arising pursuant to this Agreement or any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

           "Payment Date" means, (a) in the case of Base Rate Advances, the last Business Day of each March, June, September and December, commencing March 31, 2002, (b) in the case of LIBOR Advances the last day of each Interest Period therefor (and, in the case of six-month Interest Periods, on the last day of the third month following the date of such Advance), (c) in the case of all Revolving Credit Advances, the Revolving Credit Termination Date, and (d) in the case of Term Loan Advances, each date on which the principal thereof is amortized pursuant to Section 2.3(b).

           "Payor" has the meaning given to such term in Section 4.6.

           "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

           "Percentage" means at any time with respect to any Bank, such Bank's portion, expressed as a percentage, of the aggregate Revolving Credit Commitments, Term Loan Commitments or outstanding Term Loan Advances, as applicable.

           "Permitted Liens" has the meaning assigned to it in Section 10.2.

           "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

           "Plan" means any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate.

           "Pledge and Security Agreement" means (a) with respect to Borrower and each Domestic Guarantor as of the date hereof, a pledge and security agreement executed by the Borrower and each Domestic Guarantor in favor of the Agent in substantially the form attached hereto as Exhibit "E" with appropriate completions, as the same may be amended, supplemented, or modified from time to time and (b) with respect to each Foreign Guarantor, a pledge and security agreement executed by such Foreign Guarantor in favor of the Agent in form and substance satisfactory to the Agent, as the same may be amended, supplemented or modified from time to time.

           "Prime Rate" means, at any time, the rate of interest per annum most recently announced by Agent at its principal office in San Francisco as its prime rate, with the understanding that such prime rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Agent may designate.

           "Principal Office" means the respective principal office of the Agent, the Issuing Banks and the Banks, presently located for such Persons at the addresses shown under the signature line of such Persons in this Agreement.

           "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

           "Quarterly Fee Payment Date" means the last Business Day of each March, June, September, and December of each year, the first of which shall be March 31, 2002.

           "Register" has the meaning assigned to it in Section 14.7(d).

           "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

           "Regulatory Change" means, with respect to a Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

           "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

           "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations in post-remedial monitoring and care.

           "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

           "Required Banks" means, (a) while five or fewer Banks are party to this Agreement, (i) at any time while no Advances are outstanding, Banks having at least sixty percent (60%) of the aggregate Revolving Credit Commitments, and
(ii) at any time while Advances are outstanding, Banks holding at least sixty percent (60%) of the outstanding aggregate principal amount of the Advances (without regard to any sale by a Bank of a participation in any Advance under Section 14.7(a)), and (b) while more than five Banks are party to this Agreement, (i) at any time while no Advances are outstanding, Banks having at least fifty-one percent (51%) of the aggregate Revolving Credit Commitments, and
(ii) at any time while Advances are outstanding, Banks holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Advances (without regard to any sale by a Bank of a participation in any Advance under Section 14.7(a)). For purposes of this definition, Swing Line Advances shall not constitute "Advances."

           "Reserve Requirement" means, for any LIBOR Advance for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or
(ii) any category of extensions of credit or other assets which include LIBOR Advances.

           "Response Date" is defined in Section 2.10.

           "Revolving Credit Advance" means an advance of funds by the Agent on behalf of the Banks to the Borrower pursuant to Section 2.1(a) and includes, as applicable, a Base Rate Advance or a LIBOR Advance.

           "Revolving Credit Commitment" means as to each Bank, the obligation of such Bank to (a) make Advances and (b) subject to applicable sublimits, purchase participations in Letters of Credit pursuant to Section 4.13, in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto or to the most recent amendment hereto under the heading "Revolving Credit Commitment," or on the signature pages of an Assignment and Acceptance, as the case may be, as such amount may be reduced pursuant to Section 2.7, increased pursuant to
Section 2.10, or terminated pursuant to Section 2.7 or Section 12.2.

           "Revolving Credit Notes" means the promissory notes of the Borrower payable to the order of the Banks, in substantially the form attached hereto as Exhibit "A-1" with appropriate completions, and all extensions, renewals, replacements, modifications, supplements or rearrangements thereof from time to time, and "Revolving Credit Note" means any one of the Revolving Credit Notes.

           "Revolving Credit Termination Date" means December 17, 2004, or such earlier date on which the Revolving Credit Commitment terminates as provided in this Agreement.

           "SEC" means the Securities and Exchange Commission of the United States of America, and includes any successor agency.

           "Stockholders Equity" has the meaning given to such term under GAAP.

           "Subordinated Debt" means (a) Debt of a Person which has been subordinated to the Obligations in form and substance and upon terms satisfactory to the Agent and the Required Banks, and (b) the Energy Capital Subordinated Debt.

           "Subsidiary" means any Person of which or in which the Borrower and its other Subsidiaries own or control, directly or indirectly, 50% or more of
(a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the directors or equivalent body of such Person, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated association or organization.

           "Swing Line Advance" means any Advance made by Agent under Section
3.1 of this Agreement.

           "Swing Line Note" means the promissory note of the Borrower payable to the order of the Agent, in substantially the form attached hereto as Exhibit "A-2" with appropriate completions, and all extensions, renewals, replacements, modifications, supplements or rearrangements thereof from time to time.

           "Tax Expense" means, for any period, all expenses incurred during such period by the Borrower and its subsidiaries, on a consolidated basis, in connection with income tax obligations, all as determined in accordance with GAAP applied consistently.

           "Term Loan Advance" means an advance of funds by the Agent on behalf of the Banks to the Borrower pursuant to Section 2.1(b) and includes, as applicable, a Base Rate Advance or a LIBOR Advance.

           "Term Loan Commitment" means as to each Bank, the obligation of such Bank to make an Advance in the principal amount set forth opposite the name of such Bank on the signature pages hereto or to the most recent amendment hereto under the heading "Term Loan Commitment," or on the signature pages of an Assignment and Acceptance, as the case may be.

           "Term Loan Notes" means the promissory notes of the Borrower payable to the order of the Banks, in substantially the form attached hereto as Exhibit "A-3" with appropriate completions, and all extensions, renewals, replacements, modifications, supplements or rearrangements thereof from time to time, and "Term Loan Note" means any one of the Term Loan Notes.

           "Term Loan Maturity Date" means December 17, 2004, or such earlier date on which the Term Loan Advances are accelerated as provided in this Agreement.

           "Type" means any type of Advance (i.e., Base Rate Advance or LIBOR Advance).

           "UCC" means the Uniform Commercial Code as in effect in the State of Texas from time to time.

           Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.


                                   ARTICLE II

               Advances, Term Loan Advances, and Letters of Credit

           Section 2.1         Commitments.

                     (a) Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more Revolving Credit Advances to the Borrower from time to time from the Effective Date to and including the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Credit Commitment, provided that the aggregate amount of all Revolving Credit Advances and Swing Line Advances at any time outstanding shall not exceed (i) the lesser of
           (A) the aggregate of the Revolving Credit Commitments or (B) the Borrowing Base, minus (ii) the outstanding Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder the aggregate amount of the Revolving Credit Commitments by means of Revolving Credit Advances.

           Each Revolving Credit Advance made by each Bank shall be made and maintained at such Bank's Principal Office.

                     (b) Subject to the terms and conditions of this Agreement, each Bank severally agrees to make a single Term Loan Advance to the Borrower on the Effective Date in the amount of such Bank's Term Loan Commitment. The Borrower may not borrow, repay, and reborrow Term Loan Advances. Immediately upon a Bank making its Term Loan Advance, its Term Loan Commitments shall be automatically terminated. The Term Loan Advance made by each Bank shall be made and maintained at such Bank's Principal Office.

           Section 2.2         The Notes.

                     (a) The obligation of the Borrower to repay the Revolving Credit Advances (other than Swing Line Advances) and interest thereon shall be evidenced by a Revolving Credit Note executed by the Borrower, payable to the order of each Bank, in the principal amount of such Bank's Revolving Credit Commitment as originally in effect and dated the date hereof or such later date as may be required with respect to transactions contemplated by Section 14.7.

                     (b) The obligation of the Borrower to repay the Term Loan Advances and interest thereon shall be evidenced by a Term Loan Note executed by the Borrower, payable to the order of each Bank, in the principal amount of such Bank's Term Loan Commitment and dated the date hereof or such later date as may be required with respect to transactions contemplated by Section 14.7.

           Section 2.3         Repayment of Advances.

                     (a) The Borrower shall repay the unpaid principal amount of all Revolving Credit Advances on the Revolving Credit Termination Date.

                     (b) To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Term Loan Advances shall be repaid on the last day of each calendar quarter, commencing on March 31, 2002 and continuing through and including June 30, 2004, and on the Term Loan Maturity Date, in such amounts as set forth next to each such date below:


                                                                                    Amount of Reduction of
                         Quarterly Date                                       Term Loan Advances as of each date
                         --------------                                       ----------------------------------
              March 31, 2002, through and including                                      $   825,000
                       September 30, 2004
                        December 17, 2004                                                 $7,425,000

           Section 2.4 Interest. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, and (b) the Applicable Rate. If at any time the Applicable Rate for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Advances shall be due and payable as follows:

                     (a) on each Payment Date;

                     (b) with respect to Revolving Credit Advances, on the
                  Revolving Credit Termination Date; and

                     (c) with respect to the Term Loan Advances, on the Term
                  Loan Maturity Date.

Notwithstanding the foregoing, after an Event of Default and during any continuance thereof, at the Agent's election or at the request of the Required Banks, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Revolving Commitment Termination Date or the Term Loan Maturity Date, as appropriate, and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Required Banks to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Banks shall not be required to accelerate the maturity of the Advances or to exercise any other rights or remedies under the Loan Documents.

           Section 2.5 Use of Proceeds. The proceeds of Advances shall be used by the Borrower (a) to refinance certain existing Debt, and (b) for general corporate purposes (including the financing, in part, of the IHI Merger and payment of post-closing expenses in connection therewith) in the ordinary course of business.

           Section 2.6 Revolving Credit Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Credit Commitment for the period from and including the Effective Date to and including the Revolving Credit Termination Date at the rate per annum equal to the Applicable Margin in effect on the date such payment is due, based on a 360 day year and the actual number of days elapsed; provided that (a) the amount of any Swing Line Advances that may be outstanding from time to time shall not be considered usage of the Revolving Credit Commitment and (b) the face amount of outstanding Letters of Credit shall be considered usage of the Revolving Credit Commitment. The accrued commitment fee shall be payable in arrears on each Quarterly Fee Payment Date and on the Revolving Credit Termination Date.

           Section 2.7 Reduction or Termination of Revolving Credit Commitment. The Borrower shall have the right to terminate in whole or reduce in part the unused portion of the

Revolving Credit Commitments upon at least three Business Days' prior notice (which notice shall be irrevocable) to the Agent specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction; provided, however, that the Revolving Credit Commitments shall never be reduced below an amount equal to the aggregate outstanding Letter of Credit Liabilities unless cash collateralized. Each partial reduction shall be in the amount of $1,000,000 or a greater integral multiple of $500,000, and the Borrower shall simultaneously prepay the Advances by the amount by which the unpaid principal amount of the Advances plus the Letter of Credit Liabilities exceeds the lesser of (a) the Borrowing Base or (b) the Revolving Credit Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. Subject to Section 2.10 hereof, the Revolving Credit Commitments may not be reinstated after they have been terminated or reduced.

           Section 2.8         Letters of Credit.

                     (a) Subject to, and upon the terms, conditions, covenants and agreements contained herein and in the Letter of Credit Agreements, prior to the Revolving Credit Termination Date, the Issuing Bank agrees to issue irrevocable standby letters of credit ("Letters of Credit"), for the account of the Borrower or any Domestic Guarantor; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of (i) $2,500,000, and (ii) an amount equal to the lesser of (A) the Borrowing Base or (B) the aggregate amount of the Revolving Credit Commitments minus the outstanding Advances. In the event of an actual conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, then the terms and conditions of this Agreement shall prevail. Letters of Credit shall expire no later than one year after the date of issuance (but may include provision for automatic one year renewals unless notice of non-renewal is timely sent by Issuing Bank), must be satisfactory in form to the Issuing Bank, and must be issued pursuant to a Letter of Credit Agreement.

                     (b) On or before the Revolving Credit Termination Date, the Borrower agrees to deposit with and pledge to the Agent cash or Cash Equivalent Investments in an amount equal to 110% of all outstanding Letter of Credit Liabilities.

           Section 2.9 Payments and Reimbursement Under Letters of Credit.

                     (a) Payments. Issuing Bank shall promptly notify the Agent and the Borrower of the date and amount of any draft presented for honor under any Letter of Credit (but failure to give notice will not affect the Borrower's obligations under this Agreement). Issuing Bank shall pay the requested amount upon presentment of a draft unless presentment on its face does not comply with the terms of the applicable Letter of Credit. When making payment, Issuing Bank may disregard (i) any default or potential default that exists under any other agreement and (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Issuing Bank is not liable for any of those obligations absent gross negligence or willful misconduct). Issuing Bank shall promptly pay to the Agent for the Agent to promptly distribute reimbursement payments received from the Borrower to all Banks according to their Percentages.

                     (b) Reimbursement Obligation of the Borrower. To induce Issuing Bank to issue and maintain Letters of Credit, and to induce Banks to participate in issued Letters of Credit, the Borrower agrees to pay or reimburse Issuing Bank (or cause another Obligated Party to pay or reimburse Issuing Bank) (i) the amount paid by Issuing Bank pursuant to a draw on a Letter of Credit on the same day such payment is made, and (ii) on demand, the amount of any additional reasonable fees Issuing Bank customarily charges for amending Letter of Credit Agreements, for honoring drafts under Letters of Credit, and for taking similar action in connection with Letters of Credit. If the Borrower or another Obligated Party has not reimbursed Issuing Bank for any drafts when reimbursement is required under this section, then the Agent is irrevocably authorized to fund the Borrower's reimbursement obligations as a Base Rate Advance if proceeds are available under the Revolving Credit Commitment and if the conditions in this Agreement for such an Advance (other than any notice requirements or minimum funding amounts) have, to the Agent's knowledge, been satisfied. The proceeds of that Advance shall be advanced directly to Issuing Bank to pay the Borrower's unpaid reimbursement obligations. If funds cannot be advanced under the Revolving Credit Commitment, then the Borrower's reimbursement obligation shall constitute a demand obligation. The Borrower's obligations under this section are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that the Borrower may have at any time against Issuing Bank or any other Person. From the date that Issuing Bank pays a draft under a Letter of Credit until the Borrower or another Obligated Party either reimburses or is obligated to reimburse Issuing Bank for that draft under this section, the amount of that draft bears interest payable to Issuing Bank at the rate then applicable to Base Rate Advances. From the due date of the respective amounts due under this section, to the date paid (including any payment from proceeds of a Base Rate Advance), unpaid reimbursement amounts accrue interest that is payable on demand at the Default Rate.

                     (c) Obligation of Banks. If an Obligated Party fails to reimburse Issuing Bank as provided herein by the date on which reimbursement is due hereunder, and funds cannot be advanced under the Revolving Credit Commitment to satisfy the reimbursement obligations, then the Agent shall promptly notify each Bank of such failure, of the date and amount paid, and of each Bank's Percentage of the unreimbursed amount as a participation in such unreimbursed amounts. Each Bank shall promptly and unconditionally make available to the Agent in immediately available funds its Percentage of the unpaid reimbursement obligation, subject to the limitations of
           Section 2.1. Funds are due and payable to the Agent before the close of business on the Business Day when the Agent gives notice to each Bank of such reimbursement failure (if notice is given before 11:00 a.m. (Houston time)) or on the next succeeding Business Day (if notice is given after 11:00 a.m. (Houston time)). All amounts payable by any Bank accrue interest after the due date at the Federal Funds Rate from the day the applicable draft or draw is paid by the Agent to (but not including) the date the amount is paid by the Bank to the Agent. Upon receipt of those funds, the Agent shall make them available to Issuing Bank.

                     (d) Duties of Issuing Bank. Issuing Bank agrees with each Bank that it will exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit. Each Bank and the Borrower agree that, in paying any draft under any Letter of Credit, Issuing Bank has no responsibility to obtain any document (other than any documents expressly required by the respective Letter of Credit) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither Issuing Bank nor its representatives will be liable to any Bank or any Obligated Party for any Letter of Credit's use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by Issuing Bank or any of its representatives in connection with any Letter of Credit, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable laws and in accordance with the standards of care specified in the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended or modified), is binding upon the Obligated Parties and Banks and, except as expressly provided herein, does not place Issuing Bank or any of its representatives under any resulting liability to any Obligated Party or any Bank. Agent is not liable to any Obligated Party or any Bank for any action taken or omitted, in the absence of gross negligence or willful misconduct, by Issuing Bank or its representative in connection with any Letter of Credit.

           Section 2.10        Optional Commitment Increase.

                     (a) Optional Increase Request. The Borrower may, at any time and from time to time prior to December 17, 2003, so long as no Default or Event of Default exists, request that the Revolving Credit Commitments be increased and/or the Term Loan Commitments be reinstated and increased by an aggregate amount (the "Increase Amount") not to exceed $20,000,000 (a "Commitment Increase"), provided that (i) any such request shall be made in writing (an "Increase Request") by the Borrower and delivered to the Agent, and
           (ii) after giving effect to the Commitment Increase the aggregate principal amount of all Term Loan Advances shall not exceed seventy-five (75%) of the fair market value of Borrower's newly acquired real estate, plus the lesser of (A) eighty percent (80%) of the fair market value of the Borrower's newly acquired unencumbered machinery and equipment or (B) 100% of the orderly liquidation value of the Borrower's newly acquired unencumbered machinery and equipment. Promptly upon receipt of an Increase Request, the Agent shall notify the Banks of such request.

                     (b) Banks' Response to Increase Request. Each Bank shall have the right, but not the obligation, to elect to increase its respective Revolving Credit Commitment and/or Term Loan Commitment, as applicable, by an amount not to exceed the Increase Amount, which election shall be made by notice from each Bank to the Agent given not later than 21 days after the date notified of the Increase Request by Agent (the "Response Date"), and shall specify the amount of the proposed increase in such Bank's Revolving Credit Commitment and/or Term Loan Commitment, as applicable. If any Bank shall fail to give such notice to Agent by the Response Date, such Bank shall be deemed to have elected not to increase its Revolving Credit Commitment and/or Term Loan Commitment, as applicable, in connection with such Increase Request.

                     (c) Joinder of Additional Banks. If the aggregate amount of the proposed increases in the Revolving Credit Commitments and/or Term Loan Commitments, as applicable, of all Banks making an election to increase their respective Revolving Credit Commitment and/or Term Loan Commitment, as applicable, (each, an "Increasing Bank") does not equal or exceed the Increase Amount, then the Agent shall use commercially reasonable efforts to add one or more financial institutions (which must be Eligible Assignees reasonably satisfactory to the Borrower and the Agent) as Banks (each an "Additional Bank"), which Additional Banks shall have aggregate Revolving Credit Commitments and/or Term Loan Commitments, as applicable, not greater than an amount equal to (i) the Increase Amount, less (ii) any increases in the Revolving Credit Commitments and/or Term Loan Commitments, as applicable, of the Increasing Banks.

                     (d)       Adjustments to Commitments.


                               (i) If the aggregate amount of the proposed
                     increases to the Revolving Credit Commitments and/or Term Loan Commitments, as applicable, of all Increasing Banks is in excess of the Increase Amount, then (A) the Increase Amount shall be allocated pro rata among the Increasing Banks based on the respective amounts of the proposed increases to the Revolving Credit Commitment and/or Term Loan Commitment, as applicable, of each such Increasing Bank, provided that any Bank which proposes to increase its Revolving Credit Commitment and/or Term Loan Commitment, as applicable, by an amount equal to its Percentage of the Increase Amount shall be allocated its Percentage of the Increase Amount; (B) the Revolving Credit Commitment and/or Term Loan Commitment, as applicable, of each such Increasing Bank shall be increased by the amount allocated to such Increasing Bank pursuant to clause (A) of this
                     Section 2.10 (d)(i); and (C) the Percentages of all Banks shall be adjusted accordingly.

                               (ii) If the aggregate amount of the proposed
                     increases to the Revolving Credit Commitments and/or Term Loan Commitments, as applicable, of all Increasing Banks equals the Increase Amount, then (A) the Revolving Credit Commitment and/or Term Loan Commitment, as applicable, of each such Increasing Bank shall be increased by the amount of such Increasing Bank's proposed increase, and (B) the Percentages of all Banks shall be adjusted accordingly.

                               (iii) If the aggregate amount of the proposed
                     increases to the Revolving Credit Commitments and/or Term Loan Commitments, as applicable, of all Increasing Banks is less than the Increase Amount, then (A) the Revolving Credit Commitment and/or Term Loan Commitment, as applicable, of each such Increasing Bank shall be increased by the respective amount of its proposed increase; (B) the amount of the Revolving Credit Commitments and/or Term Loan Commitments, as applicable, shall be further increased by the portion of the Increase Amount allocated to Additional Banks, if any; and (C) the Percentages of all Banks shall be adjusted accordingly.

                     (e) Notes. Upon any increase in the Revolving Credit Commitments pursuant to this Section, the Borrower will execute and deliver (i) a replacement Revolving Credit Note to each Increasing Bank, each in the principal amount of the Revolving Credit Commitment of such Increasing Bank, as increased in accordance with subsection
           (d) of this Section 2.10, and (ii) a new Revolving Credit Note to each Additional Bank made party to this Agreement in connection therewith, each in the principal amount of such Additional Bank's Revolving Credit Commitment. Upon any increase in the Term Loan Commitments pursuant to this Section, (i) the Borrower will execute and deliver (A) a replacement Term Loan Note to each Increasing Bank, each in the principal amount of the Term Loan Commitment of such Increasing Bank, as increased in accordance with subsection (d) of this Section 2.10, and (B) a new Term Loan Note to each Additional Bank made party to this Agreement in connection therewith, each in the principal amount of such Additional Bank's Term Loan Commitment, and (ii) each Increasing Bank and each Additional Bank shall promptly return the original of such Note being replaced marked "Replaced", and shall, in accordance with the procedures set forth in this Agreement, make a Term Loan Advance in the amount of such increase or new commitment, as applicable.

                     (f) Documentation. The Borrower and the Agent shall execute appropriate documentation to add each Additional Bank as a party to this Agreement, whereupon such Additional Bank shall have all of the rights and obligations of a Bank hereunder and under the other Loan Documents. The Obligated Parties shall execute and deliver appropriate documentation and pay any and all mortgage or other taxes that are lawfully due and payable in connection with a Commitment Increase to preserve and protect the Liens of the Agent in the Collateral and the perfection and priority of such Liens.

                     (g) Payment; Amortization. (i) Each Additional Bank shall pay to the Agent for the account of the other Banks an amount equal to its Percentage of outstanding Revolving Credit Advances or Term Loan Advances, as applicable, (ii) each Increasing Bank shall pay to the Agent for the account of the other Banks the amount necessary so that such Increasing Bank has advanced an amount equal to its Percentage (as adjusted in accordance with subsection (d) of this Section 2.10) of outstanding Revolving Credit Advances or Term Loan Advance, as applicable, and (iii) such amount so paid by each Additional Bank and each Increasing Bank shall constitute a Revolving Credit Advance or Term Loan Advances, as applicable, by such Additional Bank or Increasing Bank under its Revolving Credit Note or Term Loan Note, as applicable, and a payment of principal to the other Banks under their respective Revolving Credit Notes or Term Loan Notes, as applicable, and the outstanding principal balances of the respective Revolving Credit Notes or Term Loan Notes, as applicable, shall be increased or reduced accordingly, and the scheduled amortization of the Term Loan Advances shall be adjusted such that no greater than 45% of the Increase Amount is payable with the final scheduled principal installment thereof.

                     (h) Effects of Increase. Upon and as of the date of the addition of any Additional Bank to the Agreement or the increase of the Revolving Credit Commitment or Term Loan Commitment, as applicable, of any Increasing Bank, (i) the Revolving Credit Commitments or Term Loan Commitments, as applicable, of the other Banks (other than other Increasing Banks) shall remain unchanged, and
           (ii) solely with respect to Revolving Credit Commitments, each of the other Banks shall be deemed to have sold and transferred to such Additional Bank or such Increasing Bank, as the case may be, and such Additional Bank or Increasing Bank shall be deemed irrevocably and unconditionally to have purchased and received from each such other Banks (on a pro rata basis, based on such other Banks' respective Percentages, as adjusted in accordance with this Section) a portion of such other Banks' participation shares under Section 4.13 in all Letters of Credit outstanding on such date and related rights, in an aggregate amount equal to such Additional Bank's or such Increasing Bank's Percentage of such outstanding Letters of Credit. The addition of any Additional Bank or the increase of the Revolving Credit Commitment or Term Loan Commitment, as applicable, of an Increasing Bank and the effects thereof as described in this Section shall occur automatically upon satisfaction of the requirements specified in this Section, without the necessity for further documentation to be executed by the other Banks.

                     (i) Acknowledgments Regarding Obligation to Increase. The Borrower acknowledges that (i) neither the Agent nor any Bank has made any representations to the Borrower regarding its intent to agree to any increases to the Revolving Credit Commitments or Term Loan Commitments, as applicable, described in this Section, (ii) no Bank shall have any obligation to increase its Revolving Credit Commitment or Term Loan Commitment, as applicable, (iii) any Bank's agreement to one or more increases shall not commit such Bank to any additional increases, and (iv) neither the Agent, nor any Bank, nor any of their respective Affiliates shall have any obligation to find or arrange for any Additional Bank.


                                   ARTICLE III

                               Swing Line Advances

           Section 3.1 Swing Line Advances. For the convenience of the parties, the Agent, solely for its own account, may make any requested Advance under the Revolving Credit

           Commitment (which request must be made before 1:00 p.m. (Houston time) on the Business Day the Advance is to be made and may be telephonic if confirmed in writing within two Business Days) in the minimum amount of $500,000 (or a greater integral multiple of $100,000) directly to the Borrower as a Swing Line Advance without requiring each other Bank to fund its Percentage thereof on such Business Day. Swing Line Advances are subject to the following conditions:

                     (a) Each Swing Line Advance must occur on a Business Day before the Revolving Credit Termination Date;

                     (b) The aggregate principal outstanding of all Swing Line Advances may not exceed $5,000,000; the aggregate principal amount outstanding of all Swing Line Advances, all other Revolving Credit Advances, and all Letter of Credit Liabilities may not exceed the lesser of (i) the Borrowing Base, or (ii) aggregate Revolving Credit Commitments; and no Swing Line Advance shall be made which would cause the aggregate principal outstanding of Agent's percentage of all Revolving Credit Advances (including Swing Line Advances) to exceed the Agent's Revolving Credit Commitment;

                     (c) Each Swing Line Advance shall be paid in full or Converted by the Borrower no later than 10 Business Days after such Swing Line Advance is made, and if such Swing Line Advance is not paid within such time, then such Swing Line Advance shall be paid in by the funding of an Advance in accordance with Section 3.2; and

                     (d)       Each Swing Line Advance is a Base Rate Advance.

           Section 3.2 Banks' Funding of Swing Line Advances as Advances. If the Borrower fails to repay any Swing Line Advance within 10 Business Days after the making thereof, the Agent shall promptly notify the Banks of such failure and the unpaid amount, which notice shall, on behalf of the Borrower (and for such purpose the Borrower hereby irrevocably directs the Agent to act on its behalf), request each Bank to make, and each Bank hereby agrees to make, an Advance in an amount equal to such Bank's Percentage of the aggregate amount of such unpaid Swing Line Advance (each a "Refunded Swing Line Advance"), to repay the Agent. Each Bank shall make the amount of such Advance available to the Agent in immediately available funds, not later than 10:00 a.m. Houston time one Business Day after the date of such notice. The proceeds of such Advance shall be immediately made available to the Agent for application by the Agent to the repayment of the Refunded Swing Line Advance. The Borrower irrevocably authorizes the Agent to charge the Borrower's accounts with the Agent in order to immediately pay the amount of such Refunded Swing Line Advance to the extent amounts received from the Banks are not sufficient to repay in full such Refunded Swing Line Advance (with notice of such charge being provided to the Borrower, provided that the failure to give such notice shall not affect the validity of such charge). All such Refunded Swing Line Advances shall be subject to all provisions of this Agreement concerning Advances, except that such Advances shall be made without regard to satisfaction of the conditions precedent to Advances (including the existence of a Default or Event of Default). If prior to the time an Advance would otherwise have been made pursuant to this paragraph, Advances may not be made as contemplated by this paragraph, each

Bank shall irrevocably and unconditionally purchase and receive from Agent a ratable participation in such Swing Line Advance and shall make available to Agent in immediately available funds its Percentage of such unpaid amount, together with interest from the date when its payment was due to, but not including, the date of payment. If a Bank does not promptly pay its amount upon Agent's demand, and until such Bank makes the required payment, Agent is deemed to continue to have outstanding a Swing Line Advance in the amount of such Bank's unpaid obligation. The Borrower shall make each payment of all or any part of any Swing Line Advance to Agent for the ratable benefit of Agent and those Banks who have funded their participations in Swing Line Advances under this section (but all interest accruing on Swing Line Advances before the funding date of any Advance to repay such Swing Line Advance or any participation is payable solely to Agent for its own account).

           Section 3.3 The Swing Line Note. The obligation of the Borrower to repay the Swing Line Advances and interest thereon shall be evidenced by the Swing Line Note in the principal amount of $5,000,000.


                                   ARTICLE IV

                 Borrowing Procedure: Payments; Facilities Fees;
             Matters Related to Letters of Credit; Matters Related to Advances;
                      Designation of Additional Guarantors

           Section 4.1         Borrowing Procedure.

                     (a) The Borrower shall give the Agent notice by means of an Advance Request Form of each requested Revolving Credit Advance (other than Swing Line Advances) at least one Business Day before the requested date of a Base Rate Advance, and at least three (3) days before the requested date of a LIBOR Advance, specifying: (a) the requested date of such Revolving Credit Advance (which shall be a Business Day), (b) the amount of such Revolving Credit Advance, (c) the Type of the Revolving Credit Advance, and (d) in the case of a LIBOR Advance, the duration of the Interest Period for such Revolving Credit Advance. The Agent at its option may accept telephonic requests for Revolving Credit Advances, provided that such acceptance shall not constitute a waiver of the Agent's right to delivery of the appropriate Advance Request Form in connection with subsequent advances. Any telephonic request for an Revolving Credit Advance by the Borrower shall be promptly continued by submission of a properly completed Advance Request Form to the Agent. Each Revolving Credit Advance shall be in minimum principal amount of $500,000.00 or a greater integral multiple of $100,000.00. The Agent shall notify each Bank of the contents of each such notice on the date such notice is given by the Borrower. Not later than 11:00 A.M. Houston, Texas time on the date specified for each Revolving Credit Advance hereunder, each Bank will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its Percentage of each Revolving Credit Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this

           Agreement, the Agent will make each Revolving Credit Advance available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Agent's Principal Office. All notices under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas, time on the day which is not less than the number of Business Days specified above for such notice.

                     (b) On the Effective Date, the Agent shall notify each Bank of the effectiveness of this Agreement. Promptly thereafter, each Bank will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its Percentage of the Term Loan Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make the Term Loan Advance available to the Borrower by either (i) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Agent's Principal Office, or (ii) transmitting the funds by wire transfer according to instructions provided by the Borrower.

           Section 4.2 Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at its Principal Office for the account of each Bank's Principal Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 A.M., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 4.5 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Principal Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

           Section 4.3 Voluntary Prepayment. The Borrower may prepay the Advances in whole at any time or from time to time in part without premium or penalty; provided that each partial prepayment shall be in the principal amount of $500,000.00 or a greater integral multiple of $100,000.00 and provided further that no such prepayment shall relieve the Borrower of its obligations under Section 5.2 or 5.6 hereof.

           Section 4.4         Mandatory Prepayment.

                  (a) If at any time the amount equal to the sum of (i) the outstanding principal amount of the Revolving Credit Advances, plus
         (ii) the Letter of Credit Liabilities exceeds the lesser of (1) the aggregate Revolving Credit Commitments or (2) the Borrowing Base, the Borrower shall promptly prepay the outstanding Revolving Credit Advances by the amount of the excess or, if no Revolving Credit Advances are outstanding, the Borrower shall immediately pledge to the Agent cash or Cash Equivalent Investments in an amount equal to the excess as security for the Obligations.

                  (b) Promptly upon receipt of the Net Cash Proceeds from any Asset Sale or sale/leaseback transaction with respect to the Borrower's or its Subsidiaries' motor vehicles, or receipt of any insurance proceeds with respect to properties or assets of the Borrower or any of its Subsidiaries, the Borrower shall prepay Advances in accordance with Section 4.4(f) in a principal amount equal to 100% of the amount by which aggregate Net Cash Proceeds received from such Asset Sales or insurance proceeds during any twelve month period exceeds $250,000, and 100% of the amount of Net Cash Proceeds received from any such sale/leaseback transaction.

                  (c) Until the Term Loan and the Energy Capital Subordinated Debt is paid in full, promptly upon receipt of Net Cash Proceeds from the issuance of Institutional Debt or Subordinated Debt (other than the Energy Capital Subordinated Debt) by Borrower or any of its Subsidiaries, the Borrower shall prepay Advances in accordance with
         Section 4.4(f) in a principal amount equal to 100% of the amount by which aggregate Net Cash Proceeds received from such issuances during any twelve month period exceeds $250,000.

                  (d) Promptly upon receipt of Net Cash Proceeds from the issuance of Capital Stock by Borrower or any of its Subsidiaries, the Borrower shall prepay Advances in accordance with Section 4.4(f) in a principal amount equal to 100% of the amount by which aggregate Net Cash Proceeds received from such issuances during any twelve month period exceeds $250,000.

                  (e) Commencing on March 31, 2003 and on each March 31 thereafter, the Borrower shall prepay Advances in accordance with
         Section 4.4(f) in a principal amount equal to 50% of Excess Cash Flow, if any, for the Fiscal Year ending immediately preceding each such March 31 so long as the Funded Debt to EBITDA Ratio for such Fiscal Year is 2.25 to 1.00 or greater.

                  (f)      Any prepayment made under Sections 4.4(a), (b), (c),
         (d) and (e) shall (i) include accrued interest to the date of such prepayment on the principal amount prepaid, (ii) not be subject to (A) any minimum payment provisions contained in this Agreement or (B) the requirement set forth in Section 5.6 hereof to provide compensation to the Banks if such prepayment results in a LIBOR Advance being paid on a day other than the last day of an Interest Period for such LIBOR Advance, and (iii) be applied first, pro rata to the unpaid principal installments of the Term Loan, second, at any time there are no Advances outstanding under the Term Loan, to repay outstanding Revolving

         Credit Advances (but not to permanently reduce the Revolving Credit Commitment), and third, at any time there are no Advances outstanding under the Revolving Credit Commitment, to provide cash collateral for the outstanding Letter of Credit Liabilities.

         Section 4.5 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Advance shall be made by the Banks pro rata in accordance with their respective Percentages, (b) each payment of fees under
Section 2.6 and letter of credit fees under Section 4.12(a) shall be made for the account of the Banks pro rata in accordance with their respective Percentages, (c) each termination or reduction of the Revolving Credit Commitments under Section 2.7 shall be applied to the Revolving Credit Commitments pro rata according to the respective unused Revolving Credit Commitments, (d) each Letter of Credit shall be deemed participated in by the Banks, pro rata in accordance with their respective Percentages; and (e) each payment and prepayment of principal of or interest on the Advances by the Borrower shall be made to the Agent for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Advances or the Advances held by such Banks.

         Section 4.6 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of an Advance to be made or participated in as applicable, by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         Section 4.7 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of Form W-8BEN or W-8ECI, certifying in either case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax. Notwithstanding any provisions of this agreement to the contrary, the Borrower shall make payments net of, and after deductions for, taxes and shall not be required to increase any such amount payable to any non-U.S. Bank that fails to comply with this Section.

         Section 4.8 Computation of Interest. Interest on the LIBOR Advances and all other amounts payable by the Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Interest on the Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as the case may be.

         Section 4.9 Conversions and Continuation. The Borrower shall have the right from time to time to Convert all or part of an Advance of one Type into an Advance of another Type or to Continue LIBOR Advances of one Type as Advances of the same Type by giving the Agent written notice at least one (l) Business Day before Conversion into a Base Rate Advance, and at least three (3) Business Days before Conversion into or Continuation of a LIBOR Advance, specifying: (a) the Conversion or Continuation date, (b) the amount of the Advance to be Converted or Continued, (c) in the case of Conversions, the Type of Advance to be Converted into, and (d) in the case of a Continuation of or Conversion into a LIBOR Advance, the duration of the Interest Period applicable thereto; provided that (i) LIBOR Advances may only be Converted on the last day of the applicable Interest Period, and (ii) except for Conversions into Base Rate Advances, no Conversions shall be made while a Default or an Event of Default has occurred and is continuing. All notices under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas time on the day which is not less than the number of Business Days specified above for such notice. The Agent shall promptly notify the Banks of each such notice it receives. If the Borrower shall fail to give the Agent the notice as specified above for Continuation or Conversion of a LIBOR Advance prior to the end of the Interest Period with respect thereto, such LIBOR Advance shall be Converted automatically into a Base Rate Advance on the last day of the then current Interest Period for such LIBOR Advance.

         Section 4.10 Letter of Credit Procedure. Each Letter of Credit shall be issued upon receipt by the Issuing Bank of a written request of the Borrower (a "Credit Request"), together with a duly executed Letter of Credit Agreement, not later than 11:00 A.M. (Houston, Texas time), three Business Days prior to the date set for the issuance of such Letter of Credit. Each Credit Request shall contain or specify, among other things:

                  (a) the proposed date of the issuance of the Letter of Credit, which shall be a Business Day;

                  (b)      the stated amount of the Letter of Credit;

                  (c)      the date of expiration of the Letter of Credit;

                  (d) the name and address of the beneficiary of the Letter of Credit;

                  (e) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;

                  (f) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder;

                  (g)      the purpose of the Letter of Credit; and

                  (h) the aggregate amount of Letter of Credit Liabilities (including the requested Letter of Credit) to be existing on the date of issuance of such requested Letter of Credit.

         Section 4.11 Amendments to Letters of Credit. Any request for amendment to or extension of the expiry date of any previously issued Letter of Credit shall be submitted pursuant to a Credit Request by the Borrower to the Issuing Bank not later than three Business Days prior to the date of the proposed amendment or extension. The Issuing Bank shall not amend or extend the expiry date of any Letter of Credit if the issuance of a new Letter of Credit having the same terms and conditions as such Letter of Credit as so amended or extended would be prohibited by any provision of this Agreement.

         Section 4.12 Letter of Credit Fees. The Borrower agrees in all instances, to pay (a) to the Agent a non-refundable letter of credit fee, due and payable quarterly in arrears on each Quarterly Fee Payment Date and on the Revolving Credit Termination Date, for the account of the Banks, which fee shall be equal to the Applicable Margin for LIBOR Advances on the date of payment multiplied by the Dollar equivalent (at the applicable Exchange Rate) of the face amount of each Letter of Credit (with a $300 minimum letter of credit fee per Letter of Credit issued), and based on a year of 360 days, and (b) to the Issuing Bank a fronting fee, due and payable on the date of issuance of any Letter of Credit, for the sole account of the Issuing Bank, which fee shall be equal to 0.125% of the face amount of each such Letter of Credit.

         Section 4.13 Participation by Banks. By the issuance of any Letter of Credit and without any further action on the part of the Issuing Bank or any of the Banks in respect thereof, the Issuing Bank hereby grants to each Bank and each Bank hereby agrees to acquire from the Issuing Bank a participation in each such Letter of Credit and the related Letter of Credit Liabilities, effective upon the issuance thereof without recourse or warranty, equal to such Bank's Percentage of such Letter of Credit and Letter of Credit Liabilities. The Issuing Bank shall provide a copy of each Letter of Credit to each other Bank promptly after issuance. This agreement to grant and acquire participations is an agreement between the Issuing Bank and the Banks, and neither the Borrower nor any beneficiary of a Letter of Credit or Bank Guaranty shall be entitled to rely thereon. The Borrower agrees that each Bank purchasing a participation from the Issuing Bank pursuant to this Section 4.13 may exercise all its rights to payment against the Borrower including the right of setoff, with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         Section 4.14 Obligations Absolute. The obligations of the Borrower and the Guarantors under this Agreement and the other Loan Documents (including without limitation the obligation of the Borrower to reimburse the Issuing Bank for draws under any Letter of Credit) shall be joint and several, absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances (provided that nothing in this Agreement constitutes a waiver of the Borrower's rights to assert any claim or defense based upon the gross negligence or willful misconduct of any Bank):

                  (a) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

                  (b) Any amendment or waiver of or any consent to departure from any Loan Document;

                  (c) The existence of any claim, set-off, counterclaim, defense or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Issuing Bank, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction except for the Agent's, Issuing Bank's, or any Bank's gross negligence or willful misconduct;

                  (d)      The occurrence of any Default or Event of Default; or

                  (e) Any statement, draft, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever except for the Agent's, Issuing Bank's, or any Bank's gross negligence or willful misconduct.

         Section 4.15 Limitation of Liability. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank, the Agent, any Bank nor any of their officers or directors shall have any responsibility or liability to the Borrower or any other Person for: (a) errors, omissions, interruptions, or delays in transmission or delivery of any messages, or (b) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, provided that in each case such actions taken or omitted by the Issuing Bank, the Agent or any Bank are done or omitted in the absence of gross negligence or willful misconduct. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 4.16 Letter of Credit Agreements. Certain additional provisions regarding the obligations, liabilities, rights, remedies and agreements of the Borrower and the Issuing Bank relative to the Letters of Credit are set out in the Letter of Credit Agreements.

         Section 4.17 Replacement of the Issuing Bank. The Borrower may, with the approval of the Required Banks, appoint a successor Issuing Bank hereunder upon the condition precedent that such successor Issuing Bank shall become a party to this Agreement and expressly agree to be bound by the terms and conditions contained in this Agreement pertaining to the Issuing Bank. Upon the appointment of a successor Issuing Bank, the Issuing Bank replaced by such successor Issuing Bank shall cease to issue Letters of Credit but shall continue to carry out its obligations hereunder and shall continue to have the benefit of this Agreement and the other Loan Documents with respect to the outstanding Letters of Credit issued by it until all such Letters of Credit have expired and any drawings thereunder have been reimbursed in full.

         Section 4.18 No Advances. Neither the Agent nor any Bank shall have any obligation to make any Advance, if a Default or an Event of Default has occurred and is continuing.

         Section 4.19 Designation of Additional Guarantors; Revocation of Designation.

                  (a) The Borrower may designate any Domestic Subsidiary which is not a Guarantor to be a Domestic Guarantor by delivering to the Agent notice that such Domestic Subsidiary is to be a Domestic Guarantor and causing such Domestic Subsidiary to execute and deliver to Agent a Guaranty Supplement in substantially the form of Exhibit A to the Guaranty Agreement-Domestic, a Security Agreement Supplement in substantially the form of Exhibit G to the Pledge and Security Agreement, and any applicable Mortgage. Any such Domestic Subsidiary shall be deemed a Domestic Guarantor five Business Days following the date on which such Domestic Subsidiary delivers the documents described above to the Agent.

                  (b) The Borrower may designate any Foreign Subsidiary which is not a Guarantor to be a Foreign Guarantor by delivering to the Agent notice that such Foreign Subsidiary is to be a Foreign Guarantor and causing such Foreign Subsidiary to execute and deliver to Agent a Guaranty Agreement-Foreign and a Pledge and Security Agreement. Any such Foreign Subsidiary shall be deemed a Foreign Guarantor five Business Days following the date on which such Foreign Subsidiary delivers the documents described above.

                  (c) The Borrower may determine that any Subsidiary which has been designated to be a Guarantor (other than those which own real property and other fixed assets constituting Collateral) shall cease to be a Guarantor by delivering to the Agent (i) evidence satisfactory to the Agent that such Guarantor is not a Material Subsidiary, and (ii) notice that such Guarantor is no longer to be a Guarantor. Five Business Days following the date on which the Borrower delivers the documents described in the preceding sentence to the Agent and pays any applicable prepayment required under Section 4.4(a) of this Agreement, any such Guarantor shall cease to be a Guarantor and such Person's Guaranty Agreement, Security Agreement and Mortgages shall be null and void and the Agent shall promptly deliver such appropriate lien release documents and return any applicable Guaranty Agreement, as requested in writing by the Borrower.

                                   ARTICLE V

                         Yield Protection and Illegality

         Section 5.1 Capital Adequacy. If after the date hereof, any adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy (including, without limitation, any law, rule, or regulation implementing the Basle Accord) , or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten Business Days after demand by such Bank (with a copy to the Agent), the Borrower agrees to pay to such Bank (or its parent) such additional amount or amounts as will compensate such Bank for such reduction. Any such demand shall be accompanied by a certificate of such Bank claiming compensation under this Section and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive (absent manifest error), provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

         Section 5.2 Additional Costs. The Borrower shall pay (without duplication of amounts owing under other Sections of this Article V) directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which the Bank determines are attributable to its making or maintaining of any LIBOR Advances hereunder or its obligation to make any of such Advances hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                  (a) changes the basis of taxation, of any amounts payable to such Bank under this Agreement or its Revolving Credit Note, Term Loan Note or Swing Line Note in respect of any of such Advances (other than taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Advances by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                  (b) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, the Bank (including any of such Advances or any deposits referred to in the definition of "LIBOR" in Section 1.1); or

                  (c) imposes any other condition affecting this Agreement, the Revolving Credit Notes, the Term Loan Notes, the Swing Line Note or any of such extensions of credit or liabilities or commitments.

Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section
5.2 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Advances affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank, provided that such Bank shall have no obligation to so designate an Applicable Lending Office located in the United States of America. Each Bank will furnish the Borrower with a certificate setting forth in reasonable detail the basis and the amount of each request of such Bank for compensation under this Section 5.2, and the Borrower shall not be obligated to pay under this Section 5.2 prior to receipt of such certificate. If a Bank requests compensation from the Borrower under this Section 5.2, the Borrower may, by notice to such Bank and the Agent suspend the obligation of such Bank to make or Continue making, or Convert Advances into, Advances of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.5 hereof shall be applicable). Determinations and allocations by a Bank for purposes of this Section 5.2 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis and in good faith.

         Section 5.3 Limitation on LIBOR Advances. Anything herein to the contrary notwithstanding, if with respect to any LIBOR Advances for any Interest Period therefor:

                  (a) The Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" in
         Section 1.1 hereto are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement; or

                  (b) A Bank determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of "LIBOR" in Section 1.1 hereto on the basis of which the rate of interest for such Advances for such Interest Period is to be determined do not accurately reflect the cost to such Bank of making or maintaining such Advances for such Interest Period; then such Bank shall give the Borrower prompt notice thereof and the relevant amounts or periods, and so long as such condition remains in effect, such Bank shall be under no obligation to make additional LIBOR Advances or to Convert Base Rate Advances into LIBOR Advances and the Borrower shall, on the last day(s) of the then current Interest Period(s) for, the outstanding LIBOR Advances, either prepay such Advances or Convert such Advances into Base Rate Advances in accordance with the terms of this Agreement.

         Section 5.4 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for a Bank or its Applicable Lending Office to (a) honor its obligation to make LIBOR Advances hereunder or (b) maintain LIBOR Advances hereunder, then such Bank shall promptly notify the Borrower thereof and such Bank's obligation to make or maintain LIBOR Advances and to Convert Base Rate Advances into LIBOR Advances hereunder shall be suspended until such time as such Bank may again make and maintain LIBOR Advances (in which case the provisions of Section 5.5 hereof shall be applicable).

         Section 5.5 Treatment of Certain LIBOR Advances. If the LIBOR Advances of a Bank are to be Converted pursuant to Section 5.2, 5.3 or 5.4 hereof, such Bank's LIBOR Advances shall be automatically Converted into Base Rate Advances on the last day(s)of the then current Interest Period(s) for the LIBOR Advances (or, in the case of a Conversion required by Section 5.4 hereof, on such earlier date as such Bank may specify to the Borrower, such earlier date to be not earlier than the date the Bank gives notice thereof to the Borrower) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.2, 5.3 or 5.4 hereof which gave rise to such Conversion no longer exist:

                  (a) To the extent that the Bank's LIBOR Advances have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's LIBOR Advances shall be applied instead to its Base Rate Advances; and

                  (b) All Advances which would otherwise be made or Continued by a Bank as LIBOR Advances shall be made as or Converted into Base Rate Advances and all Advances of such Bank which would otherwise be Converted into LIBOR Advances shall be Converted instead into (or shall remain as) Base Rate Advances.

If a Bank gives notice to the Borrower that the circumstances specified in
Section 5.2, 5.3 or 5.4 hereof which gave rise to the Conversion of such Bank's LIBOR Advances pursuant to this Section 5.5 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when any LIBOR Advances are outstanding, the Bank's Base Rate Advances shall be automatically Converted to LIBOR Advances, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Advances to the extent necessary so that, after giving effect thereto, all Advances held by the Bank holding LIBOR Advances and by such Banks are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Percentages. In the event any Bank invokes Section 5.2, 5.3 or 5.4 or Borrower becomes obligated to pay any additional amounts to any Bank pursuant such Sections, then, unless such Bank has removed or cured the conditions actuating such Sections, the Borrower may designate a substitute lender which is an Eligible Assignee (such lender referred to in this Agreement as a "Replacement Bank") to purchase such Bank 's rights and obligations with respect to its Percentage of the Revolving Credit Commitments and its Percentage of the outstanding Term Loan Advances. Any such purchase shall have a purchase price equal to the outstanding principal amounts payable to the Bank with respect to all Advances outstanding under this Agreement on the date of purchase, plus any accrued and unpaid interest, fees and charges (including breakage charges, if any, up to such date) in respect of such Bank's Percentage of the Revolving Credit Commitments, and on other terms reasonably satisfactory to the Agent. Upon such purchase by the Replacement Bank and payment of all other amounts owing to the Bank being replaced, such exiting Bank shall no longer be a party to this Agreement or any rights or obligations under this Agreement and the Replacement Bank shall succeed to the rights and obligations of the exiting Bank with respect to the exiting Bank's Percentage of the Revolving Credit Commitments and its Percentage of the outstanding Term Loan Advances.

         Section 5.6 Compensation. The Borrower shall pay (without duplication of amounts owing under other Sections of this Article V) to the Banks, upon the request of any Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Agent) to compensate the Banks for any actual loss, cost, or expense incurred by them as a result of:

                  (a) Any payment, prepayment or Conversion of a LIBOR Advance for any reason (including, without limitation, the acceleration of the outstanding Advances pursuant to Section 12.2 or any payment pursuant to Section 2.10(g) or Section 5.5) on a date other than the last day of an Interest Period for such Advance; or

                  (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article VII to be satisfied) to borrow, Convert, or prepay a LIBOR Advance on the date for such borrowing, Conversion, or prepayment, specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

The Agent shall furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of each request for compensation under this Section 5.6, and the Borrower shall not be obligated to pay under this
Section 5.6 prior to receipt of such certificate.

                                   ARTICLE VI

                                    Security

         Section 6.1 Collateral. To secure full and complete payment and performance of the Obligations, the Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 6.1 each in form and substance satisfactory to the Agent, (which, together with any other property and collateral which may now or hereafter secure the Secured Obligations or any part thereof, is sometimes herein called the "Collateral"):

                  (a) The Borrower and the Domestic Guarantors shall respectively execute the Pledge and Security Agreement pursuant to which such Persons shall grant to the Agent for the benefit of the Banks a first priority security interest in (i) all of such Persons' accounts accessions, chattel paper, commercial tort claims, commodity accounts, commodity contracts, deposit accounts, documents, equipment, financial assets, fixtures, general intangibles, goods, instruments, intellectual property, inventory, investment property, letters of credit, letter of credit rights, payment intangibles, licenses, permits, securities, securities accounts, security entitlements, software, supporting obligations, cash and cash accounts, (ii) 100% of the Capital Stock issued to such Persons by any Domestic Subsidiary or Foreign Guarantor, (iii) 65% of the Capital Stock issued to such Persons by any Foreign Subsidiary that is not a Foreign Guarantor, (iv) promissory notes made by any Subsidiary payable to the order of the Borrower or such Domestic Guarantor, and (v) all products and proceeds related to any of the above.

                  (b) The Foreign Guarantors shall respectively execute a Pledge and Security Agreement, pursuant to which such Persons shall, grant to the Agent for the benefit of the Banks a first priority security interest in (i) all of such Persons' accounts accessions, chattel paper, commercial tort claims, commodity accounts, commodity contracts, deposit accounts, documents, equipment, financial assets, fixtures, general intangibles, goods, instruments, intellectual property, inventory, investment property, letters of credit, letter of credit rights, payment intangibles, licenses, permits, securities, securities accounts, security entitlements, software, supporting obligations, cash and cash accounts, (ii) 100% of the Capital Stock issued to such Persons by any Subsidiary, (iii) promissory notes made by any other Subsidiary payable to the order of Borrower or such Foreign Guarantor and (iv) all products and proceeds related to any of the above.

                  (c) The Borrower and the Domestic Guarantors shall respectively execute the Mortgages pursuant to which such Persons shall, grant to the Agent for the benefit of the Banks a first priority lien on all unencumbered real property owned by such Persons.

                  (d) The Borrower and the Guarantors shall execute or authenticate and cause to be executed or authenticated, such further documents and instruments, including without limitation, as applicable, financing statements under the UCC, as the Agent, in its sole discretion, deems necessary or desirable to create, preserve, evidence, and perfect its liens and security interests in the Collateral.

         Section 6.2 Setoff. If an Event of Default shall have occurred and is continuing, the Agent, the Issuing Bank and each Bank are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Issuing Bank, the Agent or such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Revolving Credit Notes, the Term Loan Notes, the Swing Line Note or any other Loan Document, irrespective of whether or not the Agent, the Issuing Bank or such Bank shall have made any demand under this Agreement, the Revolving Credit Notes, the Term Loan Notes, the Swing Line Note or any other Loan Document and although such Obligations may be unmatured. The Issuing Bank, the Agent and each Bank agree promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of the Issuing

Bank, the Agent and each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Issuing Bank, the Agent and such Bank may have.

                                  ARTICLE VII

                              Conditions Precedent

         Section 7.1 Conditions to Initial Advance. This Agreement is not effective, and the obligation of each Bank to make the initial Advance or of the Issuing Bank to issue the initial Letter of Credit is subject to the condition precedent that the Agent shall have received (or waived or postponed in writing the requirement that it receive) on or before the day of such Advance or Letter of Credit issuance all of the items set forth below in form and substance satisfactory to the Agent.

                  (a) Certificate - Borrower. A certificate of the Secretary or an Assistant Secretary or other appropriate officer of the Borrower certifying (i) resolutions of the Board of Directors of the Borrower which authorize the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to be a party hereunder, and (ii) the names and signatures of the officers of the Borrower authorized to sign this Agreement and each of the other Loan Documents to which the Borrower is or is to be a party hereunder.

                  (b) Certificate - Guarantors. A certificate of the Secretary or an Assistant Secretary or other appropriate officer of each Guarantor certifying (i) resolutions of the Board of Directors of such Guarantor or actions of any other body which authorize the execution, delivery and performance by such Guarantor of the Loan Documents to which such Guarantor is or is to be a party hereunder, and
         (ii) the names and signatures of the officers of such Guarantor authorized to sign the Loan Documents to which such Guarantor is or is to be a party hereunder.

                  (c) Organizational Documents - Borrower and Guarantors. The articles of incorporation, certificate of limited partnership, articles of organization, or such other applicable formation documents of the Borrower and each Guarantor certified by the Secretary of State of state of formation of such Person, or with respect to Foreign Guarantors, the appropriate governmental authority of the jurisdiction of such Person's formation.

                  (d) Governing Documents - Borrower and Guarantors. The bylaws, partnership agreement, regulations, management agreement, operating agreement or such other applicable governing documents of the Borrower and each Guarantor, certified by the Secretary or an Assistant Secretary or such other appropriate officer of such Person.

                  (e) Governmental Certificates - Borrower. Certificates of the appropriate government officials of the state of organization of the Borrower as to the existence and good standing of the Borrower.

                  (f) Governmental Certificates - Guarantors. Certificates of the appropriate government officials of the jurisdiction of organization of each Guarantor as to the existence and good standing of such Guarantor.

                  (g) Revolving Credit Notes. The Revolving Credit Notes executed by the Borrower.

                  (h) Term Loan Notes. The Term Loan Notes executed by the Borrower.

                  (i) Swing Line Note. The Swing Line Note executed by the Borrower.

                  (j) Pledge and Security Agreement. A Pledge and Security Agreement executed by the Borrower and each Domestic Guarantor.

                  (k) Financing Statements. UCC or other applicable financing statements or documents evidencing the Liens granted in the Pledge and Security Agreements executed by the Borrower and the Guarantors and covering the Collateral.

                  (l) UCC Searches. Uniform Commercial Code searches showing all financing statements on file against the Borrower and the Domestic Guarantors in such filing offices in which Agent deems necessary or appropriate to conduct searches.

                  (m) Guaranty Agreements-Domestic Guarantors. A Guaranty Agreement - Domestic executed by each Domestic Guarantor.

                  (n) Intercompany Note. The Intercompany Note executed by the Borrower and each applicable Subsidiary, accompanied by a fully executed acknowledgement of the collateral assignment to the Agent of such Intercompany Note.

                  (o) Landlord Waivers. Landlord lien waivers or subordinations, as the case may be, with respect to each location of equipment and inventory of Borrower and the Guarantors which is leased by Borrower or any such Guarantor and for which a landlord lien waiver or subordination is required by the Agent in its sole discretion.

                  (p) Stock Certificates. Stock certificates and blank stock powers with respect to the Capital Stock being pledged pursuant to the Pledge and Security Agreements.

                  (q) Motor Vehicle Titles. Original certificates of title with respect to each motor vehicle owned by the Borrower and its Subsidiaries as of the date hereof and not encumbered by a Lien granted to any Person other than the Agent

                  (r) Mortgages. With respect to each parcel of real estate owned by Borrower or any Domestic Guarantor, a Mortgage executed by Borrower or the applicable Guarantor, and any other party indicated on such Mortgage as a party for whom execution thereof is provided.

                  (s) Real Estate Appraisal. Satisfactory appraisals of the real estate secured by the Mortgages, other than the appraisal of the real property located at 119 Cason Road, Broussard, Louisiana.

                  (t) Title Insurance. With respect to each parcel of real estate secured by the Mortgages, a binding commitment to issue a Mortgagee Policy of Title Insurance in form and substance satisfactory to Agent in an amount not less than the appraised value of the applicable real estate, insuring Agent's Lien on such real estate to be of first priority, which commitment shall be issued by Commonwealth Land Title Company and contain such endorsements as Agent may require, and shall be subject only to such exceptions as Agent shall approve in its sole discretion, with all costs thereof to be paid by Borrower.

                  (u) Survey. With respect to each parcel of real estate secured by the Mortgages, a survey with such certification as the Agent may require.

                  (v) Environmental Site Assessment. With respect to each parcel of real estate secured by the Mortgages, a satisfactory Phase I and/or Phase II Environmental Site Assessment.

                  (w) Environmental Verification. Verification from an independent environmental engineer that estimated environmental clean up costs on all real estate secured by the Mortgages is approximately $500,000.

                  (x) Merger Agreements. Evidence satisfactory to Agent that all conditions precedent to the closing of the IHI Merger have been satisfied, except for payment of the portion of the consideration being provided hereunder, including without limitation (i) certified executed copies of the Merger Agreement, (ii) evidence that First Reserve has made the capital injection into the Borrower described in the Merger Agreement and (iii) the Certificate of Merger issued by the Secretary of State of the appropriate state or states.

                  (y) Opinion of Borrower's Counsel. A favorable opinion of legal counsel to the Borrower and the Guarantors in such form as the Agent may request, including without limitation opinions relating to the Loan Documents and the Merger Agreements.

                  (z) Opinion of IHI's Counsel. A favorable opinion of legal counsel to IHI in such form as the Agent may request, including without limitation opinions relating to the Merger Agreements, including language permitting the Agent and the Banks to rely thereon.

                  (aa) Repayment of Existing Debt and Lien Releases. Such documentation as the Agent may require to evidence that existing debt to the parties listed on Schedule 7.1 hereto will be repaid in full on the date hereof after giving effect to the initial Advance, together with UCC-3 Termination Statements executed by such parties with respect to existing Liens securing such debt.

                  (bb) Collateral Audit. A satisfactory audit of the Borrower and the Guarantors by the Agent's collateral examination group.

                  (cc) Asset Sales. Evidence that the Borrower or IHI, as applicable, has consummated the sale of EPG, Beaird and GHX and received aggregate cash proceeds from such sales or an assumption of Debt in connection with such sales of at least $21,500,000, together with evidence satisfactory to the Agent that the Borrower or IHI, as applicable, is no longer liable on such assumed Debt.

                  (dd) Financial Statements. Projected consolidated financial statements of Borrower and its Subsidiaries after giving effect to the IHI Merger, including income statements, statements of cash flow, and balance sheets.

                  (ee) Insurance Certificates. Certificates showing the existence of all insurance policies required by Section 9.5, naming the Agent as loss payee and additional insured.

                  (ff) Subordinated Loan Documents. Fully executed counterparts of the loan agreement and other loan documents evidencing or executed and delivered in connection with the Energy Capital Subordinated Debt.

                  (gg) Intercreditor Agreement. The Intercreditor Agreement executed by the Agent, the Banks, Wells Fargo Energy Capital, Inc., any other lenders party to the documents referenced in clause (ff) above, and the Borrower.

                  (hh) Borrowing Base Report. A Borrowing Base Report dated as of the date of this Agreement.

                  (ii) Fees. Payment of all fees required by the Fee Letter to be paid on or prior to the Effective Date.

         Section 7.2 All Advances. The obligation of each Bank to make any Advance and of the Issuing Bank to issue any Letter of Credit is subject to the additional conditions precedent set forth below.

                  (a) Items Required by Agreement. The Agent shall have received the items required by Section 4.1 and 4.10, as applicable.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing, or would result from such Advance and/or Letter of Credit issuance, as applicable.


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
                  (c) Representations and Warranties. All of the representations and warranties contained in Article VIII hereof and in the other Loan Documents shall be true and correct on and as of the date of such Advance and/or Letter of Credit issuance, as applicable with the same force and effect as if such representations and warranties had been made on and as of such date except for those that relate solely to a specific date or have changed as a result of transactions permitted by this Agreement.

                  (d) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel may reasonably request.

                                  ARTICLE VIII

                         Representations and Warranties

         To induce the Agent, the Issuing Bank and the Banks to enter into this Agreement, the Borrower represents and warrants to each such Person that:

         Section 8.1       Corporate Existence. The Borrower and each Subsidiary
(a) is a corporation, partnership or limited liability company duly organized, validly existing, and in good standing to the extent applicable under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite organizational power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower and each Guarantor has the corporation, partnership or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 8.2 Projections; Financial Statements. All financial information delivered by the Borrower to the Agent before the date of this Agreement, including without limitation all projections of the financial performance of the Borrower after the IHI Merger, has been prepared by the Borrower in good faith based upon reasonable assumptions consistent with each other and all facts then known to the Borrower. The Borrower has delivered to the Agent audited consolidated financial statements of the Borrower and its Subsidiaries as at and for the fiscal year ended December 31, 2000 and its unaudited consolidated and consolidating financial statements for the nine month period ended September 30, 2001. Such financial statements have been prepared in accordance with GAAP except as expressly noted therein, and fairly present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected on such financial statements. Since September 30, 2001, there has been no event, occurrence or circumstance that has had a Material Adverse Effect.

         Section 8.3 Corporate Action: No Breach. The execution, delivery, and performance by the Borrower and its Subsidiaries of the Loan Documents to which such Persons are or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite organizational action on the part of such Persons and do not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws or other organizational documents of such Persons, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided in Article VI) upon any of the revenues or assets of the Borrower or any Subsidiary.

         Section 8.4 Operation of Business. The Borrower and each of its Subsidiaries possess (and after consummation of the IHI Merger will possess) all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, material necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing in any respect that could reasonably be expected to have a Material Adverse Effect.

         Section 8.5       Litigation and Judgments. Except as disclosed on
Schedule 8.5 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending (in respect of which process has been served on the Borrower or any of its Subsidiaries), or to the knowledge of the President, Chief Executive Officer or any Vice President of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against the Borrower or any Subsidiary, except as disclosed on Schedule 8.5 hereto.

         Section 8.6 Rights in Properties: Liens. The Borrower and each Subsidiary have (and after consummation of the IHI Merger, will have) good and indefeasible title to or valid leasehold interests in all material respects in their respective properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements described in Section 8.2, and none of the properties, assets or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 10.2.

         Section 8.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which the Borrower and its Subsidiaries are party, when delivered, shall constitute legal, valid, and binding obligations of the Borrower and its Subsidiaries as applicable, enforceable against the Borrower and its Subsidiaries as applicable, in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and by general equitable principles.

         Section 8.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower and its Subsidiaries of the Loan Documents to which the Borrower and its Subsidiaries are or may become a party or the validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to Loan Documents and appropriate filings with the SEC.

         Section 8.9 Debt. The Borrower and its Subsidiaries have no Debt, except Debt permitted by Section 10.1.

         Section 8.10 Taxes. The Borrower and each Subsidiary have filed all tax returns (federal, state, local and foreign) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges and other levies that are due and payable, in each case except for those contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP are being maintained. Except as set forth on Schedule 8.10, the Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

         Section 8.11 Use of Proceeds: Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 8.12 ERISA. The Borrower and each Subsidiary are in compliance with all applicable provisions of ERISA and the applicable provisions of the Code relating thereto. No Reportable Event which is required to be reported to the PBGC pursuant to Section 4043(b) of ERISA or Prohibited Transaction which could reasonably be expected to have a Material Adverse Effect has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate (nor any predecessor to the Borrower or any ERISA Affiliate) has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 8.13 Disclosure. No statement, information, report, representation, or warranty made by the Borrower or any of its Subsidiaries in this Agreement or in any other Loan Document or furnished to the Agent or any Bank in connection with this Agreement or any of the transactions contemplated hereby (but excluding all projections and proforma financial statements which shall have been prepared in good faith and based upon reasonable assumptions) contains any untrue statement of a material fact and all such statements, information, reports, representations and warranties, taken as a whole, do not omit to state any material fact necessary to make the statements herein or therein not materially misleading. There is no fact known to the Borrower or any of its Subsidiaries which has a Material Adverse Effect, or which could reasonably be expected to have, in the reasonable judgment of the Borrower, in the future a Material Adverse Effect, that has not been disclosed in writing to the Agent.

         Section 8.14 Subsidiaries. The Borrower has no Subsidiaries other than those listed on Schedule 8.14 hereto, and Schedule 8.14 lists the jurisdiction of organization or incorporation of each Subsidiary and the percentage of the Borrower's and its Subsidiaries' ownership of the outstanding voting stock or other similar interests of each such Subsidiary. All of the outstanding Capital Stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable.

         Section 8.15 Agreements. Except as disclosed in SEC filings, neither the Borrower nor any Guarantor is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party where such default or the effect thereof could reasonably be expected to result in a Material Adverse Effect.

         Section 8.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except where such Person's failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 8.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of, or "controlled by" an "investment "company" within the meaning of, the Investment Company Act of 1940, as amended.

         Section 8.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 8.19      Environmental Matters. Except as disclosed on
Schedule 8.19 hereto:

                  (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are (and after consummation of the IHI Merger, will be) in full compliance with all Environmental Laws, except for occurrences of noncompliance which could not in the aggregate, reasonably be expected to have a Material Adverse

         Effect. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and its Subsidiaries with all Environmental Laws, except for occurrences of noncompliance which could not in the aggregate, reasonably be expected to have a Material Adverse Effect;

                  (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in effect and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits, except where failure to obtain or comply with such permits, licenses or authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                  (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary except (i) in amounts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) for dynamite and other explosives for which such Person possesses all licenses and permits necessary to comply with all Environmental Laws and other federal, state, local and foreign laws, regulations and requirements pertaining to the use, possession, disposal, storage or sale thereof, and such use, possession, disposal, storage or sale thereof is in compliance with Environmental Laws and such other laws, regulations and requirements except where failure to obtain or comply with such licenses or permits or to comply with such laws, regulations or requirements could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

                  (d) Neither the Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release, which, in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

                  (f) Neither the Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiting a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq. regulations thereunder or any comparable provision of state law. The Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws except where failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect;

                  (g) Neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release, which Release or any aggregation thereof, or failure to file, could reasonably be expected to have a Material Adverse Effect; and

                  (h) To the best of the Borrower's knowledge, no Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or its Subsidiaries.

                                   ARTICLE IX

                              Affirmative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any commitment to lend hereunder or the Issuing Bank has any obligation to issue any Letter of Credit hereunder or any Letter of Credit Liabilities exist, the Borrower will perform and observe the following covenants:

         Section 9.1 Reporting Requirements. The Borrower will furnish the items set forth below to the Agent for distribution to the Banks:

                  (a) Annual Financial Statements. As soon as available, but no later than 90 days after the end of the Borrower's Fiscal Year, the Borrower's Form 10-K Annual Report, including (i) the consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of such Fiscal Year and (ii) the consolidated statements of earnings of the Borrower and its Subsidiaries and consolidated statements of changes in shareholders' equity of the Borrower and its Subsidiaries, and statements of changes in cash flows of the Borrower and its Subsidiaries as of and through the end of such Fiscal Year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Agent, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified. Additionally, concurrent with delivery of the information described above, the Borrower shall deliver (A) the unaudited consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such Fiscal Year and (B) the unaudited consolidating statements of earnings of the Borrower and its Subsidiaries and consolidating statements of changes in shareholders' equity of the Borrower and its Subsidiaries, and statements of changes in cash flows of the Borrower and its Subsidiaries as of and through the end of such Fiscal Year, all of which are prepared in accordance with GAAP, and certified by the chief financial officer, chief accounting officer, or another officer of the Borrower acceptable to the Agent.

                  (b) Quarterly 10-Q of the Borrower. As soon as available, but in any event no later than 45 days after the end of each Fiscal Quarter of the Borrower, the Borrower's Form 10-Q Quarterly Report, including (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such Fiscal Quarter and
         (ii) the consolidated and consolidating statements of earnings of the Borrower and its Subsidiaries in consolidated and consolidating statements of changes in shareholders' equity of the Borrower and its Subsidiaries, and statements of changes in cash flow of the Borrower and its Subsidiaries as of and through the end of such Fiscal Quarter, all of which are prepared in accordance with GAAP, and certified by the chief financial officer, chief accounting officer, or another officer of the Borrower acceptable to the Agent.

                  (c) Compliance Certificate. Concurrently with the delivery of the Form 10-K's or Form 1O-Q's, as applicable, referred to in subsections 9.1(a) and 9.1(b), a Compliance Certificate of the chief financial officer, the chief accounting officer, the treasurer or the assistant treasurer of the Borrower or another officer of the Borrower acceptable to the Agent (i) stating, among other things, that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Article XI.

                  (d) Annual Projected Financial Statements and Capital Expenditure Projections. As soon as available, but in any event no later than thirty (30) days after the end of each Fiscal Year of the Borrower, projected financial statements for the upcoming fiscal year of the Borrower and its Subsidiaries, including projected Capital Expenditures, in form and detail satisfactory to the Agent and prepared under the supervision of the chief financial officer or the chief accounting officer of the Borrower or another officer of the Borrower acceptable to the Agent.

                  (e) Borrowing Base Report. As soon as available, but in any event no later than twenty (20) days after the end of each calendar month, a Borrowing Base Report, an accounts receivable aging report, and, upon request of Agent, (i) an accounts payable aging report, (ii) an inventory stock status summary report listing inventory classification, location, reserves, and value, and (iii) a summary report of sales, credit memos and collections for such month, in each case certified by the chief financial officer, chief accounting officer, or other officer of the Borrower acceptable to the Agent.

                  (f) Notice of Litigation. Promptly after the service of process or notice thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

                  (g) Notice of Default. As soon as possible and in any event within two days after any of the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or any other employee serving in a comparable capacity (regardless of title) of the Borrower or any Guarantor obtains any knowledge, becomes aware or should have known through the exercise of prudent business judgment of the occurrence of any Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

                  (h) ERISA Reports. Upon the request of the Agent from time to time copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC, the U.S. Department of Labor under ERISA or the Internal Revenue Service under the Code; and as soon as possible and in any event within five days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event which is required to be reported to the PBGC pursuant to Section 4043 (b) of ERISA or Prohibited Transaction which could be reasonably expected to have a Material Adverse Effect has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto.

                  (i) Notice of Material Adverse Change. As soon as possible and in any event within two days after any of the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or any other employee serving in a comparable capacity (regardless of title) of the Borrower or any Guarantor obtains any knowledge, becomes aware or should have known through the exercise of prudent business judgment of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect.

                  (j) EDGAR Filings. Promptly following the filing thereof, written notice of each proxy statement or other document filed with EDGAR.

                  (k) Notice of Actual or Contingent Liabilities. As soon as possible, and in any event within two Business Days after any of the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or any other employee serving in a comparable capacity (regardless of title) of the Borrower or any Guarantor obtains any knowledge, becomes aware or should have known through the exercise of prudent business judgment of the occurrence thereof, written notice of any actual or contingent liabilities which, if resolved adversely to such Person could reasonably be expected to have a Material Adverse Effect.

                  (l) Vendor and Customer Information. In conjunction with collateral audit reviews by the Agent, promptly upon the Agent's request, a current list of account debtors' and vendors' contact information (names, address, contacts and phone numbers).

                  (m) Environmental Review. Concurrent with delivery of the financial statements described in clause (a) of this Section 9.1, an environmental operational report with respect to of all real property leased or owned by the Borrower or any of its

         Subsidiaries, in form and detail satisfactory to the Agent and prepared by an environmental engineer satisfactory to the Agent and the Borrower.

               (n) General Information. Within such a time period as Agent may reasonably request, such additional information and statements, lists of assets and liabilities, tax returns, financial statements, reporting statements and any other reports with respect to the Borrower's or any Subsidiary's financial condition, business operations and properties as the Agent may reasonably request from time to time.

         Section 9.2 Maintenance of Existence: Conduct of Business. Except as provided in Section 10.3, the Borrower will preserve and maintain, and will cause each Guarantor to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will conduct, and will cause each Subsidiary to conduct, its businesses in an orderly and efficient manner in accordance with good business practices.

         Section 9.3 Maintenance of Properties. Subject to Sections 10.3 and 10.6, the Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, in all material respects, all of its properties (tangible and intangible) necessary in the proper conduct of its business in good working order and condition (ordinary wear and tear excepted).

         Section 9.4 Taxes and Claims. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent all material taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established to the extent required by GAAP.

         Section 9.5 Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate, provided that in any event the Borrower will maintain and will cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, and business interruption insurance with respect to processing centers in accordance with the Borrower's and such Subsidiaries' current practices reasonably satisfactory to the Agent.

         Section 9.6 Inspection Rights. At any reasonable time during business hours and from time to time, provided that so long as no Event of Default exists, no more than four collateral audits may be performed annually, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Agent, the Banks and the Issuing Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

         Section 9.7 Keeping Books and Records. The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 9.8 Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator if its failure to comply could reasonably be expected to result in a Material Adverse Effect.

         Section 9.9 Compliance with Agreements. The Borrower will comply, and will cause each Subsidiary to comply with all agreements, contracts, and instruments binding on it or affecting its properties or business if its failure to comply could reasonably be expected to result in a Material Adverse Effect.

         Section 9.10 Further Assurances. The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Agent or any Bank to carry out the provisions and purposes of this Agreement and the other Loan Documents to create, preserve, and perfect the Liens of the Agent in the Collateral.

         Section 9.11 ERISA. The Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements of ERISA and the applicable provisions of the Code relating thereto, if applicable, so as not to give rise to any liability thereunder if its failure to comply could reasonably be expected to result in a Material Adverse Effect.

         Section 9.12      Additional Material Subsidiaries as Guarantors:
Execution of Additional Security Agreements-Guarantors.

                  (a) The Borrower will cause each Material Subsidiary created or acquired after the Effective Date to execute a Guaranty Agreement-Foreign if such Material Subsidiary is a Foreign Subsidiary (and such Subsidiary qualifies as a Foreign Guarantor) or to execute a Guaranty Supplement in substantially the form of Exhibit A to the Guaranty Agreement-Domestic if such Material Subsidiary is a Domestic Subsidiary. The Borrower will cause each such Material Subsidiary to deliver such Guaranty Agreement to the Agent.

                  (b) If any Subsidiary which was not determined to be a Material Subsidiary on the Effective Date or upon its creation or acquisition becomes a Material Subsidiary, the Borrower will promptly give the Agent notice of such event and will cause such Material Subsidiary to execute and deliver to the Agent a Guaranty Agreement-Foreign (if such Material Subsidiary is a Foreign Subsidiary and qualifies as a Foreign Guarantor) or a

         Guaranty Supplement in substantially the form of Exhibit A to the Guaranty Agreement-Domestic (if such Material Subsidiary is a Domestic Subsidiary), unless the Required Banks determine that such Material Subsidiary is not to be a Guarantor.

                  (c) Contemporaneously with the delivery by any Material Subsidiary of a Guaranty Agreement pursuant to paragraph (a) of this
         Section 9.12, such Material Subsidiary will execute and deliver to the Agent (i) a Pledge and Security Agreement if such Material Subsidiary is a Foreign Subsidiary, (ii) a Security Agreement Supplement and substantially the form of Exhibit G to the Pledge and Security Agreement if such Material Subsidiary is a Domestic Subsidiary, and
         (iii) uniform commercial code or other applicable financing statements or documents with respect to security interest granted by the document executed in connection with clause (i) or (ii) of this Section 9.12(c), as applicable. Any such Material Subsidiary shall be deemed a Guarantor five Business Days following the date on which such Material Subsidiary delivers the documents described above to the Agent.

         Section 9.13 Continuity of Operations. Subject to Sections 10.3 and 10.6, the Borrower will continue to conduct, and will cause each of the Guarantors to continue to conduct, its primary businesses as conducted as of the Effective Date and to continue its operations in such businesses.

         Section 9.14 Intercompany Note. All loans and other advances made by the Borrower or any of its Subsidiaries to Borrower or any of Borrower's other Subsidiaries shall be evidenced by the Intercompany Note.

         Section 9.15 Additional Appraisals. The Borrower shall promptly pay, upon demand, the costs and expenses associated with any appraisal on machinery, equipment, real property and other fixed assets of Borrower and its Subsidiaries, which appraisals may be required by the Agent in its sole discretion no more frequently than once during each Fiscal Year.

         Section 9.16 Hedging Agreement. The Borrower shall, within 60 days after the Effective Date, enter into a Hedging Agreement acceptable to the Agent in a notional amount equal to 25% of Borrower's floating rate obligations under the Term Loan Advances, in order to convert such floating rate obligations to fixed rate obligations.

                                   ARTICLE X

                               Negative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any commitment to lend hereunder or the Issuing Bank has any obligation to issue any Letter of Credit hereunder or any Letter of Credit Liabilities exist, the Borrower will observe the following covenants:


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
         Section 10.1 Debt. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

                  (a) Debt and Contingent Liabilities pursuant to the Loan Documents;

                  (b) unsecured Subordinated Debt and Contingent Liabilities incurred in connection with a transaction permitted by
         Section 10.3(d)(iv)(A) in an aggregate principal amount (together with the principal amount of any Debt incurred pursuant to clause (d) to refinance such Debt) not to exceed $10,000,000 at any time outstanding;

                  (c)      Existing Debt and Contingent Liabilities described on
         Schedule 10.1 hereto;

                  (d) Extensions, renewals, refundings, amendments or replacements of Debt permitted by clauses (b) and (c) above provided that no such extension, renewal, refunding or replacement shall (i) if such Debt is Subordinated Debt, amend or modify any subordination provisions, if any, contained in the original Debt so that the Debt, as extended, renewed or replaced, is no longer Subordinated Debt, (ii) shorten the fixed maturity the Debt being refinanced, (iii) increase the principal amount of the Debt being refinanced by an amount greater than the lesser of (A) reasonable fees and expenses incurred in connection with such refinancing and (B) an amount equal to five percent (5.00%) of the principal amount of the Debt being refinanced, or (iv) increase the rate of interest to a rate greater than the current market rate at the time of the extension, renewal, refunding, or replacement of the original Debt;

                  (e)      Subordinated Debt;

                  (f) Additional purchase money Debt and Capital Lease Obligations in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

                  (g) Debt of the Borrower to a Guarantor or of a Guarantor to the Borrower, so long as such Debt is evidenced by the Intercompany Note;

                  (h) Debt of the Borrower to a Subsidiary which is not a Guarantor or of a Subsidiary to another Subsidiary which is not a Guarantor so long as such Debt is evidenced by the Intercompany Note and does not exceed $2,000,000, in the aggregate outstanding at any time;

                  (i) obligations of the Borrower or any Subsidiary under real estate leases entered into in the ordinary course of business;

                  (j) Contingent Obligations under any guaranty by the Borrower or any Subsidiary of obligations as lessee under any lease which is otherwise permitted under this Agreement;


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
                  (k) Debt constituting deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature that are incurred in the ordinary course of business, not to exceed $2,000,000 in the aggregate at any time outstanding;

                  (l) indemnities arising under agreements entered into by the Borrower or any Subsidiary in the ordinary course of business;

                  (m) Debt arising on account of deferred Taxes, deferred workers compensation liabilities or deferred employee medical liabilities; and

                  (n) Additional Debt in an aggregate principal amount not to exceed $2,500,000 at any time outstanding.

         Section 10.2 Limitation on Liens. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of their respective properties, assets, or revenues, whether now owned or hereafter acquired, except the following (herein referred to as "Permitted Liens"):

                  (a)      Liens disclosed on Schedule 10.2 hereto;

                  (b) Liens in favor of the Agent for the benefit of the Banks and the Issuing Bank;

                  (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or its Subsidiaries to use such assets in their respective businesses;

                  (d) Liens for taxes, assessments, or other governmental charges which are not delinquent for longer than ninety (90) days or which are being contested in good faith and for which adequate reserves have been established;

                  (e) Liens of landlords, tenants, vendors, mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not delinquent for longer than ninety
         (90) days and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                  (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the ordinary course of business;


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
                  (g) Liens incurred in connection with Debt permitted under Section 10.1(f), so long as such Liens only extend to the assets being acquired with the proceeds of such Debt and do not extend to any Inventory;

                  (h) Liens incurred in connection with the Energy Capital Subordinated Debt, so long as such Liens are and shall remain junior in priority to the Liens on the Collateral in favor of the Agent;

                  (i)      Inchoate Liens arising under ERISA;

                  (j) Rights of set-off or banker's liens created by law in favor of commercial banks,

                  (k) Liens to be discharged and released on the Effective Date; and

                  (l) precautionary UCC filings regarding operating leases entered into in the ordinary course of business.

         Section 10.3 Mergers, Dissolutions, Etc. The Borrower will not, and will not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for the following:

                  (a)      the IHI Merger;

                  (b) any other such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Subsidiary of the Borrower into the Borrower or into, with or to any other Subsidiary of the Borrower; provided that (i) if such event involves the Borrower, the Borrower shall be the surviving corporation, (ii) if such event involves a Guarantor, a Guarantor shall be the surviving corporation, and (iii) no Default or Event of Default shall exist at such time;

                  (c) any such purchase or other acquisition by the Borrower of the assets or stock of any Guarantor or any Subsidiary of the Borrower, or by any Guarantor or any Subsidiary of the Borrower of the assets or stock of any Subsidiary of the Borrower;

                  (d) any such merger or consolidation of the Borrower or an Subsidiary of the Borrower into, with or to any other Person or any such purchase or other acquisition by the Borrower or any Subsidiary of the Borrower of the assets or stock of any other Person where (i) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (ii) the Borrower and its Subsidiaries, taken as a whole, are in pro forma compliance with all the financial covenants set forth in Article XI taking into account such purchase or acquisition; (iii) such Person (or its board of directors or similar body) has approved such acquisition or other purchase; and (iv) taking into account and including all such transactions since the


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
         Effective Date, (A) the aggregate consideration to be paid or Funded Debt incurred (or assumed) by the Borrower and its Subsidiaries in connection with any single purchase or acquisition is not greater than 10% of Consolidated Tangible Net Worth and (B) the aggregate consideration to be paid or Funded Debt incurred (or assumed) by the Borrower and its Subsidiaries in connection with all such purchases or acquisitions is not greater than $20,000,000; and

                  (e) investments in joint ventures, partnerships and other entities not exceeding in the aggregate $500,000.

         Section 10.4 Loans and Investments. The Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, or permit any Subsidiary to purchase, any stock, bonds, notes, debentures or other securities of, any Person, except:

                  (a) advances or loans to, or investments in, Subsidiaries (other than the Borrower and the Guarantors) not to exceed $1,000,000;

                  (b) any bonds or other obligations of the United States of America which, as to principal and interest, constitute direct obligations or are guaranteed by the United States of America;

                  (c) any bonds, debentures, participation certificates, notes or other obligations of any agency or corporation or instrumentality of the United States of America, the obligations of which are unconditionally guaranteed by the United States of America;

                  (d) interest bearing accounts, interest bearing deposits, Eurodollar investments, or certificates of deposit issued by or bankers acceptances drawn or accepted by, banks or trust companies, including the Agent, organized under the laws of the United States or any state thereof, but only with institutions whose capital and surplus is in excess of $500,000,000;

                  (e)      investments described in Section 10.3(e); and

                  (f) advances or loans to any employee of the Borrower or any Subsidiary (i) in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes of up to $50,000 for any employee and up to $150,000 in the aggregate at any one time outstanding, and (ii) to finance the exercise of stock options up to $100,000 for any employee and up to $300,000 in the aggregate at any one time outstanding.

         Section 10.5      Transactions With Affiliates. Except as disclosed on
Schedule 10.5, the Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or any Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary 's business and


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
upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary; provided that the foregoing shall not prohibit the Borrower or the Subsidiaries from entering into management contracts with Affiliates upon fair and reasonable terms in the ordinary course of business or from entering into transactions permitted by this Agreement.

         Section 10.6 Disposition of Assets. Subject to Sections 9.2, 9.3 and 10.3, the Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, nor permit any Subsidiary to do so with any of its assets, except (a) dispositions of inventory in the ordinary course of business,
(b) transfers of condemned property to the Governmental Authority that has condemned such property, (c) transfers of property that has been subject to casualty, (d) licenses or sublicenses of software in the ordinary course of business, and (e) dispositions of personal property of the Borrower and the Subsidiaries made in the best business judgment of the Borrower, if (i) no Event of Default has occurred and is continuing, (ii) no Event of Default would arise as a result of any such disposition, and (iii) the aggregate book value of all such assets disposed of in connection with such dispositions does not exceed $1,000,000.00 in any fiscal year.

         Section 10.7 Sale and Leaseback. Other than a sale/leaseback arrangement with respect to all of the Borrower's and its Subsidiaries' motor vehicles, the Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement or series or arrangements with any Person or group of Persons pursuant to which any of them leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by any of them to such Person, except that the Borrower and the Subsidiaries may enter into such arrangements as long as the aggregate book value of the property sold and which at any time remains subject to a lease does not exceed $1,000,000.00.

         Section 10.8 Nature of Business. The Borrower will not, and will not permit any Guarantor to, engage in any business other than the businesses in which they are engaged as of the date hereof and other businesses reasonably related thereto.

         Section 10.9 Environmental Protection. If, as a result thereof, a Material Adverse Effect could be reasonably be expected to result therefrom, the Borrower will not, and will not permit any Subsidiary to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in compliance with Environmental Law, (b) generate any Hazardous Material except in compliance with Environmental Law, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or
(d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate in any material respect any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible.

         Section 10.10 Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, make any material change (a) in accounting treatment or reporting practices,


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
except as required or permitted by GAAP, or (b) in tax reporting treatment, except as required or permitted by law.

         Section 10.11 Changes to Subordinated Debt. The Borrower will not agree, and will not permit any of its Subsidiaries to agree, to any change or amendment to the terms of any agreement, document or instrument evidencing or executed in connection with any Subordinated Debt if the effect of such change or amendment is to: (a) increase the interest rate on such Subordinated Debt,
(b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates, (c) change any default or event of default or covenant other than to delete or make less restrictive any default or covenant provision therein, or add any covenant with respect to such Subordinated Debt, (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums (if any) payable in connection therewith, (e) grant any security, collateral or guaranty (or additional security, collateral or guaranty, as the case may be) to secure payment of such Subordinated Debt, unless (i) prior to or concurrent with such grant, the Agent, for the benefit of the Banks, is granted the identical security, collateral or guaranty to secure payment of the Obligations, and (ii) such additional security interest or guaranty to secure payment of the applicable Subordinated Debt is expressly made subordinate in priority to the additional security interest or guaranty to secure payment of the Obligations, (f) change any of the terms of subordination thereof, or (g) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to the Borrower or Banks.

                                   ARTICLE XI

                               Financial Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any commitment to lend hereunder or the Issuing Bank has any obligation to issue Letters of Credit hereunder or any Letter of Credit Liabilities exist, the Borrower will observe and perform the following financial covenants:

         Section 11.1 Consolidated Tangible Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth in an amount which is not less than the sum of (a) 85% of Consolidated Tangible Net Worth as of the Effective Date, plus (b) 50% of Consolidated Net Income during the period beginning on the Effective Date and ending on the date on which such calculation is made, plus (c) 100% of the sum of the net proceeds of any equity issued by the Borrower or any of its Subsidiaries (on a consolidated basis) after the Effective Date, minus (d) the amount of any write-downs of goodwill, to the extent such amounts are deducted in calculating Consolidated Net Income. Consolidated Tangible Net Worth shall be calculated and tested quarterly as of the last day of each Fiscal Quarter.

         Section 11.2 Fixed Charge Coverage Ratio. The Borrower and its Subsidiaries will at all times maintain, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than 1.50


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
to 1.00. The Fixed Charge Coverage Ratio shall be calculated and tested quarterly as of the last day of each Fiscal Quarter for the Calculation Period ending on the last day of such Fiscal Quarter.

         Section 11.3 Funded Debt to EBITDA Ratio. The Borrower and its Subsidiaries will maintain at all times, on a consolidated basis, a Funded Debt to EBITDA Ratio of not greater than (a) 2.50 to 1.00 from the effective date through and including December 31, 2002, (b) 2.25 to 1.00 from January 1, 2003 through and including December 31, 2003, and (c) 2.00 to 1.00 at all times thereafter. The Funded Debt to EBITDA Ratio shall be calculated and tested quarterly as of the last day of each Fiscal Quarter for the Calculation Period ending on the last day of such Fiscal Quarter.

         Section 11.4 Capital Expenditures. The Borrower will not make, and will not permit any of its Subsidiaries to make, Capital Expenditures during any Fiscal Year which exceed, in the aggregate, twenty-five percent (25%) of EBITDA for the Borrower and its Subsidiaries for the immediately preceding Fiscal Year, provided that amounts not in excess of thirty-three and one-third percent (33 1/3%) of what could have been used for Capital Expenditures without exceeding the limitation above but was not so used may be used for Capital Expenditures in the immediately following Fiscal Year, provided that the first dollars expended in such following year shall be considered as carried over from the previous year.

                                  ARTICLE XII

                                     Default

         Section 12.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) The Borrower shall fail to pay (i) any interest or principal portion of the Obligations when due or (ii) any other portion of the Obligations.

                  (b) Any representation or warranty made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) The Borrower or any Obligated Party shall fail to perform, observe, or comply with (i) any covenant, agreement, or term contained in Sections 9.2, 9.3, 9.4, 9.7, 9.8, 9.9, 9.11, 9.13 and 9.14
         of this Agreement and such failure shall continue for twenty (20) days after the occurrence thereof, or (ii) any other covenant, agreement, or term contained in this Agreement or in any other Loan Document.

                  (d) The Borrower or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its


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
         debts under any bankruptcy, insolvency, or other similar law nor or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                  (e) An involuntary proceeding shall be commenced against the Borrower or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for its or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 60 days.

                  (f) The Borrower or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of five percent (5.00%) of the Borrower's Consolidated Tangible Net Worth against any of its assets or properties.

                  (g) A final judgment or judgments for the payment of money in excess of five percent (5.00%) of the Borrower's Consolidated Tangible Net Worth, in the aggregate, shall be rendered by a court or courts against the Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appealed therefrom and cause the execution thereof to be stayed during such appeal.

                  (h) The Borrower, any Subsidiary, or any Obligated Party shall be in default under any agreement, instrument or other document evidencing or in any way related to any Debt (other than the Obligations) in excess of five percent (5.00%) of the Borrower's Consolidated Tangible Net Worth, which default permits any holder of such Debt to accelerate the maturity of such Debt or require all or any portion of such Debt to be prepaid prior to the stated maturity thereof, whether or not the maturity of such Debt shall actually have been accelerated or such prepayment shall actually have been demanded.

                  (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                  (j) The Borrower, any of its Subsidiaries, or any Obligated Party, or any of their properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture and the same shall not have been discharged within thirty (30) days from the date of entry thereof.

                  (k)      A Change of Control shall have occurred.

         Section 12.2 Remedies Upon Default. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) without notice terminate the Revolving Credit Commitments and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default under Section 12.1(d) or Section 12.1(e), the Revolving Credit Commitments shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. Except as otherwise expressly set forth herein, if any Event of Default shall occur and be continuing, the Agent may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

         Section 12.3 Letter of Credit. If any Event of Default shall occur and be continuing, the Borrower shall, if requested by the Agent, immediately deposit with and pledge to the Agent cash or Cash Equivalent Investments in an amount equal to one hundred ten percent (110%) of the outstanding Letter of Credit Liabilities.

         Section 12.4 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, the Agent may, at the direction of the Required Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent, the Issuing Bank nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any other Loan Document except for the Agent's gross negligence or willful misconduct.


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
                                  ARTICLE XIII

                                    The Agent

         Section 13.1 Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this Agreement, the Banks and the Issuing Bank hereby irrevocably appoint and authorize the Agent to act as their agent hereunder and under each of the other Loan Documents. The Agent consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Banks and the Issuing Bank authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Banks and the Issuing Bank, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of the Banks and the Issuing Bank:

                  (a) To receive on behalf of each of the Banks, the Issuing Bank and the Agent any payment of principal, interest, fees or other amounts paid pursuant to this Agreement, the Revolving Credit Notes, the Term Loan Notes, and the Swing Line Note and to distribute to each Bank, the Issuing Bank and the Agent, or any or some of them its share of all payments so received as provided in this Agreement;

                  (b) To receive all documents and items to be furnished under the Loan Documents;

                  (c) To act as nominee for and on behalf of the Banks, the Issuing Bank and the Agent in and under the Loan Documents.

                  (d) To arrange for the means whereby the funds of the Banks are to be made available to the Borrower;

                  (e) To distribute to the Banks and the Issuing Bank information, requests, notices, payments, prepayments, documents and other items received from the Borrower, the other Obligated Parties, and other Persons;

                  (f) To execute and deliver to the Borrower, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Banks and the Issuing Bank;

                  (g) To the extent permitted by the Loan Documents, to exercise on behalf of itself, each Bank and the Issuing Bank all rights and remedies of Bank upon the occurrence of any Event of Default;

                  (h)      To enter into the Intercreditor Agreement;

                  (i) To accept, execute, and deliver any security documents as the secured party, including, without limitation all financing statements;


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
                  (j) To take such other actions as may be requested by Required Banks.

                  (k) To appoint from time to time, with the Borrower's consent, such additional agents and co-agents as the Agent deems appropriate, including without limitation a syndication agent, a documentation agent and a collateral agent.

         Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Revolving Credit Note or Term Loan Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank or the Issuing Bank; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent hereunder or under any other Loan Document except to the extent requested by the Required Banks; (iv) shall not be responsible to the Banks or the Issuing Bank for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         Section 13.2 Rights of Agent as a Bank. With respect to its commitment to lend hereunder, the Advances made by it and the Revolving Credit Note, Term Loan Note, and Swing Line Note issued to it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent or the Issuing Bank and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Banks or the Issuing Bank) accept deposits from,


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lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrower, any of its Subsidiaries, any other Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any other Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks or the Issuing Bank.

         Section 13.3 Sharing of Payments, Etc. If any Bank shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by the Borrower or any other Obligated Party to such Bank, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Bank shall promptly purchase from the other Banks participations in the Advances held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks in accordance with its pro rata portion thereof. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Advances made by the other Banks may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Advances to the Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 13.4 Indemnification. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT AND THE ISSUING BANK HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 14.1 AND 14.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 14.1 AND 14.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT OR THE ISSUING BANK UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S OR THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT AND THE ISSUING BANK SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS'


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
FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT OR THE ISSUING BANK. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT AND THE ISSUING BANK PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENT OR THE ISSUING BANK IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT OR THE ISSUING BANK IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

         Section 13.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent, the Issuing Bank, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Obligated Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Issuing Bank, or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide the Issuing Bank or any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 13.6 Several Commitments. The commitments to lend and other obligations of the Banks under this Agreement are several. The default by the Bank in making an Advance in accordance with its commitment hereunder shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making any Advance, each nondefaulting Bank shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. In no event shall any Bank be required to advance an amount or amounts which shall in the aggregate exceed such Bank's Revolving Credit Commitment or Term Loan Commitment, as applicable. No Bank shall be responsible for any act or omission of any other Bank.

         Section 13.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by


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the Required Banks. Upon any such resignation or removal, the Required Banks
(with the consent of the Borrower, with consent will not be unreasonably withheld) will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least $500,000,000.00. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

                                  ARTICLE XIV

                                  Miscellaneous

         Section 14.1 Expenses. Borrower hereby agrees to pay on demand (a) all reasonable costs and expenses of the Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent, the Issuing Bank and the Banks, (b) all reasonable costs and expenses of the Agent, the Issuing Bank and the Banks in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent, the Issuing Bank and the Banks, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other reasonable costs and expenses incurred by the Agent, the Issuing Bank and the Banks in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with obtaining audit, or appraisal in respect of the Collateral.

         Section 14.2 Indemnification. THE BORROWER SHALL INDEMNIFY EACH OF THE AGENT, THE ISSUING BANK, AND THE BANKS AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENT, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS'
FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR


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INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY,
PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, OR
(E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING.

         Section 14.3 Limitation of Liability. Neither the Agent, the Issuing Bank or the Banks nor any Affiliate, officer, director, employee, attorney, or agent of the Agent, the Issuing Bank or the Banks shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent, the Issuing Bank or the Banks or any of such Person's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Nothing contained in this Section shall affect the rights of the Borrower to collect actual damages awarded to them against any of the Agents, the Issuing Bank, the Banks or any Affiliate of any of the foregoing Persons.

         Section 14.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by any of the Agent, the Issuing Bank or the Banks shall have the right to act exclusively in the interest of such Persons and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 14.5 Bank Not Fiduciary. The relationship between the Borrower, on one hand, and the Agent, the Issuing Bank and the Banks, on the other hand, is solely that of debtor and creditor, and no such Person has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and such Persons to be other than that of debtor and creditor.

         Section 14.6 No Waiver; Cumulative Remedies. No failure on the part of any of the Agent, the Issuing Bank or the Banks to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right,


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power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 14.7      Successors and Assigns.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitments and the Advances owing to it and its Percentage of outstanding Term Loan Advances); provided, however, that (i) such Bank's obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Credit Commitments and its Percentage of outstanding Term Loan Advances) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Revolving Credit Notes and Term Loan Notes for all purposes of this Agreement, and (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. Participants have no rights under the Loan Documents except as provided below. Subject to the following, each Bank may obtain, on behalf of its participants, the benefits of Article V with respect to all participations in its part of the Obligations outstanding from time to time, so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Bank under Article V calculated as though no participations have been made. No Bank may sell any participating interest under which the participant has any rights to approve any amendment, modification, or waiver of any Loan Document except as to matters in Section 14.9(a), (b) and (c).

                  (b) The Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may, with the Agent's consent (which consent shall not be unreasonably withheld or delayed) and unless an Event of Default has occurred, the Borrower's consent, which consent of the Borrower shall not be unreasonably withheld or delayed, at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Credit Commitments and Advances and its Percentage of outstanding Term Loan Advances) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the Assigning Bank's Revolving Credit Commitments and its Percentage of outstanding Term Loan Advances, rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement and the other Loan Documents, the amount of the Revolving Credit Commitments and the amount of outstanding Term Loan Advances of the Assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event


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
         be less than $5,000,000 in the aggregate, and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Revolving Credit Notes (and the Swing Line Note, if applicable) subject to such assignment, and a processing and recordation fee of $5,000 to be paid by the Assignee. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto); provided that the obligations of the Borrower under Article V and Section 14.1 and
         14.2 shall continue to apply to such Bank.

                  (c) By executing and delivering an Assignment and Acceptance, the Bank that is an assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by the Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the current financial statements dated a date acceptable to such assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.


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
                  (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Revolving Credit Commitments of, and principal amount of the Revolving Credit Advances and Term Loan Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower, the Issuing Bank or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note and Term Loan Note (and the Swing Line Note, if applicable) subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form satisfactory to the Agent in its sole discretion, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Credit Notes and Term Loan Notes (and Swing Line Note, if applicable), new Revolving Credit Notes and Term Loan Notes (and Swing Line Note, if applicable) to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitments and amount of outstanding Term Loan Advances assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Bank has retained a portion of its Revolving Credit Commitments and Term Loan Advances, new Revolving Credit Notes and Term Loan Notes to the order of the Assigning Bank in an amount equal to the Revolving Credit Commitments and amount of outstanding Term Loan Advances retained by it hereunder (each such promissory note shall constitute a "Revolving Credit Note" or "Term Loan Note", as applicable, for purposes of the Loan Documents). Such new Revolving Credit Notes and Term Loan Notes (and Swing Line Note, if applicable) shall be in an aggregate principal amount of the surrendered Revolving Credit Notes and Term Loan Notes (and Swing Line Note, if applicable), shall be dated the last interest payment date prior to the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of the appropriate Revolving Credit Notes and Term Loan Notes (and Swing Line Note, if applicable) initially issued pursuant hereto with appropriate changes.

                  (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Bank by or on behalf of the Borrower or its Subsidiaries.


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
         Section 14.8 Survival. All representations and warranties made in this Agreement or any other Loan Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by any of the Agent, the Issuing Bank or the Banks or any closing shall affect the representations and warranties or the right of any such Person to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article V and Sections 14.1 and 14.2 shall survive repayment of the Revolving Credit Notes, Term Loan Notes and the Swing Line Note and termination of the Banks' commitments to lend hereunder.

         Section 14.9 ENTIRE AGREEMENT; AMENDMENTS. THIS AGREEMENT, THE REVOLVING CREDIT NOTES, THE SWING LINE NOTE AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, the Revolving Credit Notes, the Term Loan Notes or the Swing Line Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Borrower and the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Percentage of any Bank without the consent of such Bank. Subject to Section 2.10, no amendment, modification, waiver or consent shall (a) extend or increase the amount of the Revolving Credit Commitments or Term Loan Commitments, (b) extend the date for payment of any principal of or interest on the Advances or any fees or other amounts payable hereunder, (c) reduce the principal amount of any Advances, the rate of interest thereof or any fees or other amounts payable hereunder, (d) release a Guaranty Agreement (other than with respect to a Guarantor which ceases to be a Material Subsidiary as a result of a transaction permitted hereunder) or all or substantially all of the Collateral, (e) increase any of the percentages set forth in the definition of Borrowing Base, or (f) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks. No provisions of Article XIII or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent. No provision of this Agreement relating to the rights or duties of an Issuing Bank in its capacity as such shall be amended, modified or waived without the consent of such Issuing Bank. If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

         (i) requiring the consent of all Banks, the consent of Required Banks is obtained, but the consent of other Banks is not obtained (any such Bank whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Bank"), or


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         (ii)     requiring the consent of Required Banks, the consent of
Required Banks is obtained,

then, so long as the Agent is not a Non-Consenting Bank, at the Borrower's request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Banks' Revolving Credit Commitments and outstanding Term Loan Advances for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance(s), without premium or discount.

Notwithstanding any of the foregoing to the contrary, after consulting with the Borrower, the Agent may change the pricing, terms and structure of the financial accommodations and related terms under the Loan Documents from those currently set forth in the Loan Documents if the Agent determines that such changes are advisable in order to successfully complete the syndication of the Loans hereunder such that, after giving effect to such syndication, the aggregate amount of the Agent's Revolving Credit Commitment and outstanding Term Loan Advances does not exceed $15,000,000. This right will survive the execution and delivery of the Loan Documents until the syndication has been successfully completed as set forth in the commitment letter dated as of November 13, 2001 among the Borrower, the Agent and Wells Fargo Energy Capital, Inc. The Borrower agrees to be bound by such modifications in the Loan Documents and to execute any documents reasonably requested by the Agent to reflect such modifications within ten Business Days after such request. The Borrower agrees to cooperate and to take all actions the Agent may reasonably request to assist the Agent in forming a syndicate of lenders and completing a syndication satisfactory to the Agent. These actions will include (a) providing the Agent with all information the Agent considers necessary, and in the form requested by the Agent, including information and projections relating to the Advances and uses thereof, (b) assisting the Agent in preparing an information memorandum for use in connection with the syndication, and verifying the information contained therein, and (c) making senior officers and representatives of the Borrower and the Guarantors available during the syndication to make presentations concerning the business and prospects of the Borrower at one or more meetings and conference calls the Agent may arrange with prospective lenders.

         Section 14.10 Maximum Interest Rate. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any of the Agent, the Issuing Bank or the Banks ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Revolving Credit Notes, the


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Term Loan Notes or the Swing Line Note, as applicable; and, if the principal of the Revolving Credit Notes, the Term Loan Notes and the Swing Line Note has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and the Agent, the Issuing Bank and the Banks shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Revolving Credit Notes, the Term Loan Notes and the Swing Line Note so that interest for the entire term does not exceed the Maximum Rate.

         Section 14.11 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be in writing and may be telecopied (faxed), mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered to, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Articles II, III and IV shall not be effective until received by the Agent.

         Section 14.12 GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN HARRIS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN HARRIS COUNTY, TEXAS. SUBJECT TO SECTION 14.19, ANY ACTION OR PROCEEDING AGAINST THE BORROWER UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. THE BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 14.11. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE AGENT, THE ISSUING BANK OR THE BANKS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR, SUBJECT TO SECTION 14.19, SHALL LIMIT THE RIGHT OF SUCH PERSONS TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. SUBJECT TO


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SECTION 14.19, ANY ACTION OR PROCEEDING BY THE BORROWER AGAINST ANY OF THE
AGENT, THE ISSUING BANK OR THE BANKS SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

         Section 14.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 14.14 Severability. Any provision of this Agreement by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 14.15 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 14.16 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         Section 14.17 Construction. The Borrower, the Agent, the Issuing Bank and the Banks acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Agent, the Issuing Bank and the Banks.

         Section 14.18 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 14.19 Waiver of Trial By Jury. To the fullest extent permitted, by applicable law, the Borrower hereby voluntarily, knowingly, irrevocably and unconditionally waives any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between or among the Borrower and any other party to this Agreement arising out of or in any way related to this Agreement, any other Loan Documents, or any relationship between any other party to this Agreement and the Borrower. This provision is a material inducement to the Banks to provide the financing described in this Agreement.

                                   ARTICLE XV

                                   Arbitration


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         Section 15.1      Arbitration. Upon the demand of any party, any
Dispute shall be resolved by binding arbitration (except as set forth in Section
15.5 below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

         Section 15.2 Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

         Section 15.3 No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

         Section 15.4 Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the State Bar of Texas with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the State of Texas, (ii) may grant any remedy or relief that a court of the State of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in


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which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

         Section 15.5 Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the State of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the State of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the State of Texas.

         Section 15.6 Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceedings within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulations, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provisions most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                           SIGNATURE PAGES TO FOLLOW]




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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                    BORROWER:

                                    T-3 ENERGY SERVICES, INC.


                                    By: /s/ MICHAEL T. MINO
                                        --------------------------------------
                                        Michael T. Mino, Vice President

                                    Address for Notices:

                                    13111 Northwest Freeway, # 500
                                    Houston, Texas  77040
                                    Fax No.:  (713) 224-6430
                                    Telephone No.:  (713) 996-4122
                                    Attention:  Michael T. Mino


                                    AGENT and BANKS:

                                    WELLS FARGO BANK TEXAS, NATIONAL
Revolving Credit Commitment:        ASSOCIATION


$20,750,000.00                      By: /s/ SCOTT GILDEA
                                        --------------------------------------
                                        Scott Gildea, Assistant Vice President

Term Loan Commitment:               Address for Notices:

$8,250,000.00                       1000 Louisiana, 3rd Floor
                                    Houston, Texas  77002
                                    Fax No.:  (713) 739-1087
                                    Telephone No.:  (713) 319-1371
                                    Attention:  Bret West

                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Co-Arranger, Syndication Agent and a Bank

Revolving Credit Commitment:

$20,750,000.00                      By:_______________________________________
                                    Name:_______________________________
                                    Title:______________________________

Term Loan Commitment:                   Address for Notices:

$8,250,000.00                           ________________________________
                                        ________________________________
                                        ________________________________
                                        Fax No.:________________________
                                        Telephone No.:__________________
                                        Attention:______________________